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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-185853
333-196653

        PROSPECTUS SUPPLEMENT
(To the Prospectus dated January 14, 2013 and the Prospectus dated June 11, 2014)

5,000,000 Shares

Sanchez Energy Corporation

Common Stock

We are offering 5,000,000 shares of common stock to be sold in this offering.

Our common stock is traded on the NYSE under the symbol "SN." On June 10, 2014, the last reported sale price of our common stock as reported on the NYSE was $34.71 per share.

Investing in our common stock involves a high degree of risk. See "Risk Factors beginning on page S-27 of this prospectus supplement and pages 6 and 6 of the accompanying base prospectuses, respectively.

	Per Share	Total
Price to Public	$35.2500	$176,250,000.0000
Underwriting Discounts and Commissions	1.6743	8,371,500.0000
Proceeds, Before Expenses, to Us	33.5757	167,878,500.0000
Proceeds, Before Expenses, to the Selling Stockholders	33.5757	25,181,775.0000

The underwriters may also purchase up to an additional 750,000 shares of common stock from Sanchez Oil & Gas Corporation, TAEP Security Trust and A.R. Sanchez, Jr. (collectively, the "selling stockholders") at the public offering price above, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement to cover any over-allotments. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $9,627,225, but our total proceeds, after underwriting discounts and commissions but before expenses, will not change. We will not receive any of the proceeds from the stock sold by the selling stockholders

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or before June 18, 2014.

Joint Book-Running Managers

JOHNSON RICE & COMPANY L.L.C.	RBC CAPITAL MARKETS	CREDIT SUISSE

Senior Co-Managers

CAPITAL ONE SECURITIES	SUNTRUST ROBINSON HUMPHREY

Co-Managers

CANACCORD GENUITY
GLOBAL HUNTER SECURITIES
IBERIA CAPITAL PARTNERS L.L.C.
MACQUARIE CAPITAL
NORTHLAND CAPITAL MARKETS
SIMMONS & COMPANY INTERNATIONAL
STIFEL

The date of this prospectus supplement is June 12, 2014.

SANCHEZ ENERGY CORPORATION

Pro Forma Overview

- Eagle Ford Focused E&P company
  - ~226,000 net acres
  - Proved Reserves: 119 MMBoe
  - Daily Production: ~43,000 Boe/d
- Tuscaloosa Marine Shale upside
  - ~57,000 net acres
- Catarina Acquisition ~15 miles from existing Eagle Ford operations
- LTM Revenue: $882 million
- LTM Adjusted EBITDA: $625 million
- Manufacturing focused process with low cost operations

Tuscaloosa Marine Shale ("TMS")
Net Acreage: 57,000 acres

Eagle Ford Shale
Net Acreage: 226,000 acres
1P Reserves: 119 MMBoe
Production: ~43,000 Boe/d
Marquis
Palmetto
Cotulla
Alexander Ranch
Briggs Ranch
Catarina Acquisition
KERR
REAL
BANDERA
HAYS
BASTROP
CALDWELL
FAYETTE
GUADALUPE
San Antonio
BEXAR
UVALDE
MEDINA
GONZALES
LAVACA
WILSON
DE WITT
JACKSON
ZAVALA
FRIO
ATASCOSA
KARNES
VICTORIA
GOLIAD
CALHOUN
DIMMIT
LA SALLE
MCMULLEN
LIVE OAK
BEE
WEBB
DUVAL
JIM WELLS
NUECES
SAN PATRICIO
Eagle Ford
SN Leases
Catarina Lease
Oil
Condensate
Dry Gas

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectuses and in any written communication from us or the underwriters, including any free writing prospectus. We, the selling stockholders, and the underwriters have not authorized anyone to provide you with different information. We, the selling stockholders, and the underwriters are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectuses, or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectuses is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

i

        None of Sanchez Energy Corporation, the selling stockholders, the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common stock. Information in this prospectus supplement and the accompanying base prospectuses is not legal, tax or business advice to any prospective investor.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is (i) the base prospectus, dated January 14, 2013, including the documents incorporated by reference (the "primary base prospectus") and (ii) the base prospectus, dated June 11, 2014, including the documents incorporated by reference (the "secondary base prospectus"), each of which give more general information, some of which may not apply to this offering. The accompanying prospectuses were filed as part of our registration statements on Form S-3 (primary base prospectus registration dated January 14, 2013 and secondary base prospectus registration dated June 11, 2014 with the Securities and Exchange Commission (the "SEC") as part of a "shelf" registration process. Generally, when we refer to the prospectuses, we are referring to all of these documents combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying prospectuses, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update, or change information contained in the accompanying prospectuses. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectuses or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectuses and such documents incorporated by reference herein and therein.

        Before you invest in our common stock, you should carefully read the registration statements described in the accompanying prospectuses (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectuses form a part, as well as this prospectus supplement, the accompanying prospectuses, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectuses. The incorporated documents are described in this prospectus supplement under "Where You Can Find More Information."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement includes, and the documents we incorporate by reference herein contain, "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus supplement or incorporated herein by reference that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions we made based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this prospectus supplement, words such as "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," "strategy," "future" or their negatives or the statements that include these words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular, statements, express or implied, concerning our future operating results and returns or our ability to replace or increase reserves, increase production, or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Important factors that could cause our actual results to differ materially from the expectations reflected in the forward-looking statements include, among others:

  •
  our ability to successfully execute our business and financial strategies;

  •
  our ability to replace the reserves we produce through drilling and property acquisitions;

  •
  our ability to close our recently announced Catarina acquisition described below;

  •
  the realized benefits of the acreage acquired in our various acquisitions, including our pending Catarina acquisition, and other assets and liabilities assumed in connection therewith;

  •
  the extent to which our drilling plans are successful in economically developing our acreage in, and to produce reserves and achieve anticipated production levels from, our existing and future projects;

  •
  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

  •
  the extent to which we can optimize reserve recovery and economically develop our plays utilizing horizontal and vertical drilling, advanced completion technologies and hydraulic fracturing;

  •
  our ability to successfully execute our hedging strategy and the resulting realized prices therefrom;

  •
  competition in the oil and natural gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

  •
  our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements;

  •
  the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

  •
  the timing and extent of changes in prices for, and demand for, crude oil and condensate, natural gas liquids ("NGLs"), natural gas and related commodities;

  •
  our ability to compete with other companies in the oil and natural gas industry;

  •
  the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations, environmental laws and regulations relating to air emissions, waste disposal, hydraulic fracturing and access to and use of water, laws and regulations imposing conditions and restrictions on drilling and completion operations and laws and regulations with respect to derivatives and hedging activities;

  •
  developments in oil-producing and natural gas-producing countries;

  •
  our ability to effectively integrate acquired crude oil and natural gas properties into our operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

  •
  the extent to which our crude oil and natural gas properties operated by others are operated successfully and economically;

  •
  the use of competing energy sources and the development of alternative energy sources;

  •
  unexpected results of litigation filed against us;

  •
  the extent to which we incur uninsured losses and liabilities or losses and liabilities in excess of our insurance coverage; and

  •
  the other factors described under "Risk Factors" in this prospectus supplement or incorporated by reference into this prospectus supplement.

        In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and, if any of such events do, we may not have correctly anticipated the timing of their occurrence or the extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectuses. Because this summary provides only a brief overview of the key aspects of this offering, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectuses, and any free writing prospectus distributed by us before making an investment decision, including the information presented under the headings "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements," "Summary Historical and Pro Forma Financial Data" and the consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

        As used in this prospectus supplement, unless otherwise indicated: (i) the "Company," "we," "our," "us" or similar terms refer collectively to Sanchez Energy Corporation and its operating subsidiaries; (ii) "SOG" refers to Sanchez Oil and Gas Corporation, a Delaware corporation; (iii) "SEP I" refers to Sanchez Energy Partners I, LP, a Delaware limited partnership; (iv) "Sanchez Group" refers to SOG, SEP I and their affiliates (but excludes the Company); (v) "SEP I Assets" refers to the assets we acquired through our acquisition of the limited liability company interests in SEP Holdings III, LLC; (vi) "existing senior notes" means our 7.75% senior notes due 2021; (vii) the "Catarina acquisition" refers to the transactions contemplated by the purchase and sale agreement we entered into with SWEPI LP and Shell Gulf of Mexico Inc., subsidiaries of Royal Dutch Shell plc ("Shell"), on May 21, 2014 (as amended or waived, the "Purchase and Sale Agreement"), which is expected to close on or about June 30, 2014; (viii) the "Catarina assets" refers to the assets to be acquired in the Catarina acquisition; (ix) "notes offering" means our concurrent offering of $850 million aggregate principal amount of senior notes in an offering exempt from registration under the Securities Act of 1933, as amended, as described under "Notes Offering" below; and (x) "notes" means the securities offered in the notes offering.

        Our estimated proved reserve information as of December 31, 2013 is based on reports prepared by Ryder Scott Company, L.P. ("Ryder Scott"), our independent reserve engineers. The December 31, 2013 information includes our reserves and, unless otherwise stated, the reserves to be acquired in the Catarina acquisition. Unless otherwise stated, this prospectus supplement gives pro forma effect to the completion of the Catarina acquisition and all references in this prospectus supplement to (i) reserves as of December 31, 2013 and (ii) acreage, operational and production information as of March 31, 2014 or later are pro forma for the Catarina acquisition, except for the "Overview" section immediately following this paragraph, which does not give pro forma effect to the Catarina acquisition.

Overview

        We are an independent exploration and production company focused on the exploration, acquisition and development of unconventional oil and natural gas resources in the onshore U.S. Gulf Coast region, with a current focus on the Eagle Ford Shale in South Texas and, to a lesser extent, the Tuscaloosa Marine Shale ("TMS") in Mississippi and Louisiana. We have accumulated approximately 120,000 net leasehold acres in the oil and condensate windows of the Eagle Ford Shale and, as of March 31, 2014, we had accumulated approximately 40,000 net leasehold acres in what we believe to be the core of the TMS. We are currently focused on the horizontal development of significant resource potential from the Eagle Ford Shale, with plans to invest a majority of our 2014 drilling and completion capital budget in this area.

        Our management team has extensive experience acquiring and operating oil and gas properties and significant expertise in horizontal drilling and fracture stimulation which we believe will contribute to the development of our sizeable inventory of drilling locations. We have demonstrated the ability to successfully integrate over $500 million of acquired Eagle Ford Shale assets during 2013 while at the same time successfully implementing and demonstrating the cost efficiencies of pad drilling and a manufacturing process style of work flow. The resulting cost efficiencies include 10% cost reductions compared to single well drilling, a 30% decrease in total well costs across all assets and a 53% reduction in cash operating cost per boe since 2011. Our operating plan will continue to focus on being a low cost operator and further improving our manufacturing and capital efficiency, with the goal of continuously increasing the rate of return on our invested capital.

        We are continuously evaluating opportunities to increase both our acreage and our producing assets through acquisitions. Our successful acquisition of such assets will depend on both the opportunities and financing alternatives available to us at the time we consider such opportunities.

        We have significantly increased our production since our initial public offering in December 2011 ("IPO") and believe the location, size and concentration of acreage in our core project areas provide us an opportunity to continue to increase production, lower costs and further delineate our resource potential. As of May 31, 2014, we have brought 41 new wells on-line since the beginning of 2014. We also had 11 wells in various stages of drilling, completion or initial flow back as of May 31, 2014. The resulting production rates achieved by this program, together with recent acquisitions, increased our first quarter 2014 sales volumes by approximately 376% over our first quarter 2013 sales volume to 1,691 mboe, of which 87% was crude oil and NGLs. Our estimated average net daily production rate for the month of May was approximately 19,500 boe/d and our current daily production is approximately 21,000 boe/d.

        We have also delivered strong growth in our proved reserves since our IPO. As of December 31, 2013, we had 59 mmboe of proved reserves which were 77% oil, 11% NGLs and 12% natural gas. The PV-10 of our proved reserves on such date was approximately $1,465 million, 60% of which was attributed to proved developed reserves.

        Our common stock is listed on the NYSE under the ticker symbol "SN." As of June 9, 2014, our market capitalization was approximately $1,854 million and we had preferred stock outstanding with an aggregate liquidation preference of $271 million and an as converted value of $440 million.

Acquisition Track Record

        During 2013, we significantly expanded our footprint in the Eagle Ford Shale by adding proved reserves, production and undeveloped acreage through a series of acquisitions beginning with the Cotulla acquisition (described below) which we closed on May 31, 2013. The Cotulla acquisition added approximately 44,461 net acres in Dimmit, Frio, LaSalle and Zavala Counties, Texas. At the principal Cotulla asset, Alexander Ranch, we have significantly reduced well costs. At the time of the acquisition, the previous operator was drilling wells at an average cost of approximately $8.8 million. Initially, we planned to reduce well costs to approximately $7.0 million. However since closing this acquisition we have achieved average well costs of approximately $6.0 million. These cost reductions have significantly increased well economics in the area enabling a larger portion of the Cotulla acreage to be developed at what we believe to be a more attractive rate of return than was initially estimated to be drillable at the time the acquisition was completed.

        In July 2013, we acquired approximately 10,300 net acres in Fayette, Gonzales and Lavaca Counties, Texas. This acquisition, now known as our Five Mile Creek development within our Marquis area, is directly northwest of our Prost development project. We have recently started development activities on this asset and recently brought online our first four-well pad.

        On October 4, 2013, we closed our Wycross acquisition in the Eagle Ford Shale, which added approximately 3,600 net contiguous acres of leasehold in McMullen County, Texas. We moved a rig onto Wycross and commenced full scale development in the first quarter of this year.

        In addition to these Eagle Ford acquisitions, on August 16, 2013, we completed an asset acquisition of approximately 40,000 net undeveloped acres in the TMS in Southwest Mississippi and Southeast Louisiana and formed an area of mutual interest and 50/50 joint venture with our affiliate, SR Acquisition I, LLC. The joint venture controls approximately 115,000 gross and 80,000 net acres in what we believe to be the core of the TMS.

Recent Developments

Catarina Acquisition

        On May 21, 2014, we signed the Purchase and Sale Agreement with two subsidiaries of Shell to acquire the Catarina assets for approximately $639 million in cash, subject to usual and customary closing adjustments. We expect to close the Catarina acquisition on or about June 30, 2014, which will significantly expand our asset base and production in the Eagle Ford Shale. The effective date of the transaction is January 1, 2014 and the closing purchase price adjustments are expected to be approximately $72 million, bringing our estimated purchase price to Shell at closing to approximately $567 million. The Catarina assets are located in the Eagle Ford Shale approximately 15 to 20 miles from our Alexander and Briggs Ranch operations in our Cotulla area. These assets consist of approximately 60 mmboe of proved reserves (57% liquids) as of December 31, 2013, 24,000 boe/d of production as of March 31, 2014 and approximately 106,000 net acres in Dimmit, LaSalle, and Webb Counties, Texas. The additional acreage brings our total position in the Eagle Ford Shale area to approximately 226,000 acres.

        With the exception of one well drilled to meet a continuous development clause in the mineral lease, Shell stopped its Catarina drilling program in late 2013 and has not completed a well since the fourth quarter of 2013, which has resulted in a decline in production from 29,262 boe/d in the fourth quarter of 2013 to an estimated 24,000 boe/d in the first quarter of 2014 and is expected to continue to decline until we bring new wells online after closing the Catarina acquisition. The Catarina assets have a backlog of 22 wells that have been drilled to total depth and cased but not yet completed and 27 wells that have been drilled with surface casing set. We expect the resulting production from the Catarina assets to ramp up towards the end of 2014 once these additional wells are brought online and we implement our planned continuous development drilling program.

        The Catarina acquisition provides a multi-year inventory of what we believe to be low-risk and expected high-rate-of-return development drilling locations and a large prospective new drilling appraisal area complemented with significant supporting production and midstream infrastructure. These assets are expected to generate a substantial amount of near term cash flow and fully fund our currently planned drilling and completion activities in 2015, with only a modest outspend in 2014. The Catarina lease commitment includes a provision that requires us to drill at least 50 wells per year, with the year defined as July to July, and to go no longer than 120 days without spudding a well. Failure to comply with the obligations of this commitment could require us to forfeit our acreage not held by production (excluding, in certain instances, acreage upon which associated midstream assets are located). The asset comes with extensive midstream and gathering infrastructure in place including four regional processing facilities for separation and stabilization, a field gathering system for all produced fluids that contains over 180 miles of pipeline, and a water disposal well.

        We believe the Catarina acquisition will be a strategic and accretive transaction which will increase our near-term growth opportunities and resource potential while also increasing our economies of scale, financial flexibility and funding capacity. This transaction is expected to be immediately accretive to reserves and production and is a catalyst for our strategy to grow through both the drill bit and prudent asset acquisitions. The acquisition is expected to provide a multi-year inventory of 200 identified low-risk and high-rate-of-return drilling locations and up to 800 additional potential locations to be added pending planned appraisal drilling, bringing our total potential drilling locations to up to 2,900 net wells. The acquisition will also increase our total proved reserves by 60 mmboe and proved developed reserves by 36 mmboe as of December 31, 2013, the PV-10 value of which offsets a substantial portion of the purchase price.

        On a pro forma basis for the twelve months ended March 31, 2014, our revenue and Adjusted EBITDA were $882 million and $625 million, respectively.

Liquidity Update

        Throughout 2013, we raised approximately $1.1 billion in aggregate new capital through two offerings of our existing senior notes, a convertible preferred stock offering and a common stock offering. In connection with the Catarina acquisition, we expect to issue $850 million in aggregate principal amount of senior notes and enter into a newly amended and restated $1.5 billion revolving credit facility with an initial borrowing base of $550 million which we expect to be revised downward to $437.5 million as a result of the closing of the notes offering, additional availability of $100 million, which will be reduced to zero on the earlier of the issuance of the notes and the one year anniversary of the effective date of the amended and restated credit agreement, and an elected commitment of $425 million. The closing of this offering is not contingent upon the amendment and restatement of our credit facility or the notes offering. This offering represents a continuation of our plan to grow through a combination of acquisitions and organic sources while maintaining substantial liquidity. We intend to use the net proceeds of this offering, together with the net proceeds of our notes offering or borrowings under our credit facility, to fund the Catarina acquisition. If the Catarina acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including working capital and to repay borrowings under our credit facility. See "Use of Proceeds."

        In connection with the Catarina acquisition, on June 3, 2014, we obtained a commitment (the "Bridge Commitment") from Royal Bank of Canada, RBC Capital Markets, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Capital One, National Association and SunTrust Bank to

provide, arrange, bookrun and agent, as applicable, a senior unsecured bridge facility (the "Bridge Facility"), in an aggregate amount up to $300 million (subject to the reduction from the issuance and sale of senior unsecured notes). The Bridge Commitment will expire upon the earliest to occur of (a) August 19, 2014, (b) the date of execution and delivery of definitive bridge documentation by us and the lenders under the Bridge Facility or (c) the termination of the commitments by us. The Bridge Commitment is subject to customary conditions precedent for acquisition facilities of this nature. We will not seek to enter into or utilize the Bridge Facility unless the credit facility or other financing sources, including this offering and the notes offering, are insufficient to fund the Catarina acquisition, and in which event we would expect to utilize the Bridge Facility only to the extent of such insufficiency.

Updated 2014 Capital Program

        Our 2014 capital budget is focused on the development of our approximately 226,000 net acres in the Eagle Ford Shale. In 2014 we plan on investing $710 to $765 million, or 92%, of our drilling and completion budget to spud 93 and complete 105 Eagle Ford Shale net wells and $60 to $65 million, or 8%, of our drilling and completion budget to spud and complete two TMS net wells and to participate in 10 to 15 gross non-operated TMS wells with working interests ranging from 1% to 25%. We also plan to invest $70 million for facilities, leasing and seismic activities. This 2014 capital budget of $840 to $900 million represents an increase of approximately 80% over our capital spending during 2013 of $480 million and 40% over our pre-acquisition 2014 spending plan of $600 to $650 million. The increase in our 2014 capital budget is attributable to the planned development of new locations added through the Catarina acquisition and additional leasing activities. Moving forward, our operating plan will continue to focus on improvements to our manufacturing efficiency with the goal of steadily improving our capital efficiency.

TMS Acreage Acquisitions

        Since March 31, 2014, we have been acquiring additional undeveloped acreage in the TMS and as of May 31, 2014 we had accumulated approximately 57,000 net acres.

Description of Properties

        We and our predecessor entities have a long history in the Eagle Ford Shale where, as of March 31, 2014, we had assembled approximately 226,000 net leasehold acres with an average working interest of approximately 93%. Consistent with other operators in this area, we perform multi-stage hydraulic fracturing of up to 30 stages on each well depending upon the length of the lateral section.

        Using approximately 40 acre well-spacing for our Cotulla and Palmetto areas, 60 acre well-spacing for our Marquis area, 75 acre well-spacing for our Catarina area and assuming 80% of the acreage is drillable for all areas except the Palmetto area, which assumes 90% is drillable, we believe that there could be up to 2,800 net Eagle Ford Shale locations for potential future drilling. Additionally, we have classified the acreage acquired in the Catarina acquisition into three areas: Western Catarina, Central Catarina and Eastern Catarina. Western Catarina consists of approximately 43,000 net acres with approximately 200 de-risked Lower Eagle Ford drilling locations at 75 to 100 acre spacing, plus additional Upper Eagle Ford locations. Eastern Catarina consists of approximately 37,000 net undeveloped acres with approximately 400 potential drilling locations at 75 acre spacing. Central Catarina consists of approximately 26,000 net acres with Upper Eagle Ford potential. We plan to further evaluate the Central Catarina acreage to assess its full potential.

        As of March 31, 2014, we also held approximately 40,000 net acres in the core of the TMS which we believe has considerable upside potential, but we currently have not booked any proved reserves. We recently spud our first operated well in May in Wilkinson County, Mississippi. For 2014, we plan to invest approximately 8% of our overall $770 to $830 million drilling and completion capital budget, or $60 to $65 million, in the TMS to spud and complete two net wells and to participate in 10 to 15 gross non-operated TMS wells with working interests ranging from 1% to 25%.

Production and Reserves

        The Catarina acquisition increases production by approximately 24,000 boe/d over the Company's 18,784 boe/d average rate for first quarter of 2014 and total proved reserves by 60 mmboe as of December 31, 2013, an increase of over 100% to year-end 2013 reserves of 59 mmboe for a total of 119 mmboe. Proved developed reserves increase by 36 mmboe as a result of the Catarina acquisition.

        The following table provides information regarding our proved reserves by area as of December 31, 2013:

	Estimated Total Proved Reserves
	Oil (mmbbls)	NGLs (mmbbls)	Natural Gas (bcf)	Total (mmboe)	% Liquids	% Developed	PV-10 (in millions)
Catarina	12.6	21.9	154.1	60.2	57%	60%	$475.4
Marquis	9.2	1.1	5.2	11.2	92%	46%	284.0
Cotulla	19.3	3.3	21.3	26.2	86%	47%	692.5
Palmetto	16.9	2.2	13.6	21.3	90%	33%	488.8

Total	58.0	28.5	194.2	118.9	73%	51%	$1,940.7

        The following table presents summary data for each of our primary project areas as of March 31, 2014 and our revised drilling and completion capital expenditure budget for 2014:

					2014 Drilling & Completion Capital Expenditure Budget
			Identified Drilling Locations(1)
		Average Working Interest			Net Wells Spud	Net Wells Completed	Capex (in millions)
	Net Acreage		Gross	Net
Catarina	106,000	100%	1,000	1,000	25	37	$205 - $215
Marquis	70,465	100%	900	900	35	32	270 - 285
Palmetto	9,493	48%	395	190	5	8	45 - 55
Cotulla	38,640	85%	725	680	28	28	190 - 210

Total Eagle Ford Shale	224,598	93%	3,020	2,770	93	105	$710 - $765
TMS	40,211	50%	260	130	2	2	60 - 65

Total	264,809	82%	3,280	2,900	95	107	$770 - $830

(1)
Using approximately 40 acre well-spacing for our Cotulla and Palmetto areas, 60 acre well-spacing for our Marquis area, 75 acre well-spacing for our Catarina area, 250 acre well-spacing for our TMS area and assuming 80% of the acreage is drillable for all areas except the Palmetto area, which assumes 90% is drillable, we believe that there could be up to 2,900 net locations for potential future drilling.

        We own all rights and depths on the majority of our legacy assets in the Eagle Ford Shale and rights from the Austin Chalk through the Buda Limestone in Catarina, providing access across our Eagle Ford Shale acreage which we believe holds development potential in multiple horizons. We are currently evaluating these other zones which may present us with additional drilling locations. Several of our existing wells are either producing from or have logged pay in the Austin Chalk and Buda Limestone formations. For the Catarina properties, the only depths covered by the existing lease are those from the top of the Austin Chalk to the base of the Buda Limestone.

Business Strategy

        Our primary business objective is to increase reserves, production and cash flows at an attractive return on invested capital. Our business strategy is currently focused on exploiting long-life, unconventional oil, condensate, NGL and natural gas reserves from the Eagle Ford Shale and, to a lesser extent, the TMS. Key elements of our business strategy include:

  •
  Aggressively develop our Eagle Ford Shale leasehold positions.  We intend to aggressively drill and develop our Eagle Ford Shale acreage position to maximize the value of our resource potential. At December 31, 2013, 49% of our proved reserves were proved undeveloped. As of May 31, 2014, we were producing from 405 wells and had identified approximately 2,800 net locations for potential future drilling in our Eagle Ford Shale area. In 2014, we plan to invest between $710 and $765 million on development drilling and completion in the Eagle Ford Shale to spud 93 net wells and complete 105 net wells. This represents 92% of our total 2014 drilling and completion capital budget.

  •
  Enhance returns by focusing on operational and cost efficiencies.  We are focused on continuous improvement of our operating measures and have significant experience in successfully converting early-stage resource opportunities into cost-efficient development projects. For example, at our Alexander Ranch asset, we have achieved average well costs of approximately $6.0 million, significantly below the previous operator's average well cost of $8.8 million. See "— Acquisition Track Record." We believe the magnitude and concentration of our acreage within our core project areas provide us with the opportunity to capture economies of scale, including the ability to drill multiple wells from a single drilling pad, utilizing centralized production and fluid handling facilities and reducing the time and cost of rig mobilization.

  •
  Adopt and employ leading drilling and completion techniques.  We are focused on enhancing our drilling and completion techniques to maximize recovery of reserves. Industry techniques with respect to drilling and completion have significantly evolved over the last several years, resulting in increased initial production rates and recoverable hydrocarbons per well through the implementation of longer laterals and more tightly spaced fracture stimulation stages. We continuously evaluate industry drilling results and monitor the results of other operators to improve our operating practices, and we expect our drilling and completion techniques will continue to evolve.

  •
  Leverage our relationship with our affiliates to expand unconventional assets.  Various members of the Sanchez Group have drilled or participated in over 1,000 wells, directly and through joint ventures, and have invested substantial amounts of capital in the oil and natural gas industry since 1972. During this period, they have carefully cultivated relationships with mineral and surface rights owners in and around our Eagle Ford Shale and TMS areas and compiled an extensive technological database which we believe gives us a competitive advantage in acquiring additional leasehold positions in these areas. We have unrestricted access to the proprietary portions of the technological database related to our properties and SOG is otherwise required to interpret and use the database for our benefit. We plan to leverage our affiliates' expertise, industry relationships and size to opportunistically expand reserves and our leasehold positions in the Eagle Ford Shale and other onshore unconventional oil resources. The strength of these relationships is evidenced by the TMS transactions, where our working interest partner is another member of the Sanchez Group.

  •
  Pursue strategic acquisitions to grow our leasehold position in the Eagle Ford Shale and seek entry into new basins.  We believe that we will be able to identify and acquire additional acreage and producing assets in the Eagle Ford Shale at attractive valuations by leveraging our longstanding relationships in and knowledge of South Texas. We also plan to selectively target additional domestic basins that would allow us to employ our strategies on attractive acreage positions that we believe are similar to our Eagle Ford Shale acreage. Our 2013 TMS transaction was consistent with this strategy and gave us approximately 40,000 net acres within what we believe to be the core of the TMS.

  •
  Maintain substantial financial liquidity and flexibility.  To date, we have funded our operations using equity contributions in excess of $800 million. On a pro forma basis as of March 31, 2014, after giving effect to the amendment and restatement of our credit facility and the transactions described in "Use of Proceeds," including the notes offering, we would have had approximately $533 million in cash, a $437.5 million borrowing base and a $425 million elected commitment available under our credit facility, which would have been available for future revolving borrowings, subject to periodic borrowing base redeterminations and compliance with financial covenants. We believe that this strong liquidity position combined with our cash flow from operations will allow us to continue executing a capital expenditure program that should result in steady growth of production, cash flow and proved reserves. Furthermore, we have entered into and intend to continue executing hedging transactions for a significant portion of our expected production to achieve more predictable cash flow and to reduce our exposure to adverse fluctuations in oil and natural gas prices.

Competitive Strengths

        We believe the following competitive strengths will allow us to successfully execute our business strategies:

  •
  Geographically concentrated leasehold position in leading North American unconventional resource trends.  As of March 31, 2014, we had assembled a current leasehold position of approximately 226,000 net acres in the Eagle Ford Shale, which we believe to be one of the highest rates of return unconventional oil and natural gas formations in North America. In addition to further leveraging our base of technical expertise in our project areas, our geographically concentrated acreage position allows us to establish economies of scale with respect to drilling, production, operating and administrative costs in addition to further leveraging our base of technical expertise in our project areas. We believe that our recent well results and offset operator activity in and around our project areas have significantly de-risked our acreage position such that there are low geologic risks and ample repeatable drilling opportunities across our core operating areas. In addition to our Eagle Ford Shale acreage, as of March 31, 2014 we had approximately 40,000 net acres in what we believe to be the core of the TMS. Recent well results by other operators in the area are encouraging with respect to both strong well performance and decreasing drilling and completion costs, which we believe will be enhanced by the significant amount of additional capital planned to be spent in the TMS during 2014 based on our announced plans and those of other operators in the basin. We plan to allocate approximately 8% of our 2014 drilling and completion capital budget to this area.

  •
  Proven track record of executing a low-cost operating strategy.  Our management team has extensive experience acquiring and operating oil and gas properties and conducting horizontal drilling and fracture stimulation which we believe will contribute to the development of our sizeable inventory of drilling locations. We have demonstrated the ability to successfully integrate over $500 million of acquired Eagle Ford Shale assets during 2013 while at the same time successfully implementing and demonstrating the cost efficiencies of pad drilling and a manufacturing process style of work flow. The resulting cost efficiencies include 10% cost reductions compared to single well drilling, a 30% decrease in total well costs across all assets and a 53% reduction in cash operating cost per boe since 2011.

  •
  Demonstrated ability to drive liquids production and reserves growth.  Our average production, without giving effect to the Catarina acquisition, for the first quarter of 2014 was 18,784 boe/d, substantially all of which was from the Eagle Ford Shale. This compares to approximately 3,943 boe/d during the same period in 2013. Our total proved reserves at December 31, 2013 were 119 mmboe, an increase of 461% over the same period a year ago.

  •
  Large liquids-weighted multi-year drilling inventory.  We have an inventory of approximately 2,800 net locations for potential future drilling on our acreage position in the Eagle Ford Shale based on spacing varying from 75 acres to 40 acres. In 2014, we plan to spud 93 net wells and complete 105 net wells on our existing Eagle Ford Shale acreage. We expect that our TMS acreage will also provide a multi-year inventory of additional oil-weighted locations. Both we and several other industry participants have announced plans to more aggressively test their TMS acreage in 2014 which we expect to materially increase our knowledge about the potential in this new play.

  •
  Experienced management and strong technical team.  Our team is comprised of individuals with a long history in the oil and gas business, and a number of our key executives have prior experience as members of public company management teams. Furthermore, members of the Sanchez Group have a 40-plus year operating history in the basins in which we operate, providing us with extensive knowledge of the basins and the ability to leverage longstanding relationships with mineral owners. Through SOG we have access to an experienced staff of oil and gas professionals including geophysicists, geologists, drilling and completion engineers, production and reservoir engineers and technical support staff. This technical team is large enough to support our growth into a significantly larger company relative to our current size. SOG's technical team has significant experience and expertise in applying the most sophisticated technologies used in conventional and unconventional resource style plays including 3-D seismic interpretation capabilities, horizontal drilling, comprehensive multi-stage hydraulic fracture stimulation programs and other exploration, production and processing technologies. We believe this technical expertise is integral to successful exploitation of our assets, including defining new core producing areas in emerging plays.

Notes Offering

        On June 13, 2014, we priced at par the notes in the notes offering. The notes will mature on January 15, 2023, and pay interest semiannually in arrears on January 15 and July 15 of each year, commencing January 15, 2015, at a rate of 6.125% per year. Neither this offering of common stock, nor the notes offering, is contingent upon the completion of the other offering.

        We will receive net proceeds from the sale of the notes in the notes offering, after deducting estimated initial purchaser discounts and commissions and estimated offering expenses payable by us, of approximately $830.5 million. If closing of the notes offering occurs prior to closing of the Catarina acquisition, we will deposit the net proceeds of the notes offering into escrow pending the closing of the Catarina acquisition. Upon release from escrow, we intend to use the net proceeds from the notes offering to fund the Catarina acquisition (together with the net proceeds from this offering) and for general corporate purposes, including working capital and to repay borrowings under our credit facility. If closing of the Catarina acquisition does not occur on or prior to August 31, 2014 or if the purchase and sale agreement for the Catarina acquisition is terminated at any time prior thereto, we will use all of the net proceeds from the notes offering for redemption of the notes at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest to the redemption date.

        The aggregate principal amount of the notes was increased from $700 million to $850 million. Under the terms of the Company's newly amended and restated $1.5 billion revolving credit facility which is expected to be entered into in connection with the Catarina acquisition, it is expected that the borrowing base will be reduced from $550 million to 437.5 million as a result of the closing of the notes offering, and the elected commitment is expected to be $425 million.

        If the proceeds from the sale of $567 million of the notes had been used to fund the purchase price of the Catarina acquisition, pro forma interest expense for the three months ended March 31, 2014 and 2013 and the year ended December 31, 2013 would have been $23,118,000, $21,426,000 and $90,672,000, respectively, and net income would have been $20,575,000, $(848,000) and $57,899,000, respectively.

Our Relationship with SOG

        SOG, headquartered in Houston, Texas, is a private full service oil and natural gas company engaged in the exploration and development of oil and natural gas primarily in the South Texas and onshore Gulf Coast areas on behalf of its affiliates. A. R. Sanchez Jr., our Executive Chairman, is a founder and the Chief Executive Officer and Chairman of the Board of Directors of SOG. We have entered into a services agreement and other related agreements with SOG. Pursuant to the services agreement, SOG (directly or through its subsidiaries) agreed to provide us with the services and data that we believe are necessary to manage, operate and grow our business, and we agreed to reimburse SOG for all direct and indirect costs incurred on our behalf at cost. For a discussion of the services agreement, please read Note 10 "Related Party Transactions" in the notes to the consolidated financial statements for the year ended December 31, 2013 in our Annual Report on Form 10-K for the year ended December 31, 2013 and Note 10 "Related Party Transactions" in the notes to the condensed consolidated financial statements for the three months ended March 31, 2014 in our Quarterly Report for the quarter ended March 31, 2014, in each case, incorporated by reference into this prospectus supplement.

Corporate Information

        Our principal executive offices are located at 1111 Bagby Street, Suite 1800, Houston, Texas 77002. Our telephone number is (713) 783-8000. Our website is located at www.sanchezenergycorp.com.

 THE OFFERING

Issuer	Sanchez Energy Corporation
Selling Stockholders	The "selling stockholders" identified on the cover of this prospectus supplement.
Common stock offered	5,000,000 shares
Common stock offered by selling stockholders	750,000 shares
Common stock outstanding immediately after this offering(1)	58,125,398(1)(2) shares
Over-allotment option

The selling stockholders have granted the underwriters a 30-day option to purchase up to an aggregate of 750,000 additional shares of our common stock to cover any over-allotments. We will not receive any proceeds from the exercise of the underwriters' over-allotment option.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $167.5 million after deducting underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds of this offering, together with the net proceeds of our notes offering or borrowings under our credit facility, to fund the Catarina acquisition. If the Catarina acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including working capital and to repay borrowings under our credit facility. See "Use of Proceeds." We will not receive any proceeds from the sale of stock by selling stockholders. Please read "Use of Proceeds" on page S-31 of this prospectus supplement.

Risk factors

You should carefully read and consider the information beginning on page S-27 of this prospectus supplement, page 6 of the primary base prospectus and page 6 of the secondary base prospectus, set forth under the headings "Risk Factors" and all other information set forth in this prospectus supplement, the accompanying prospectuses, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

(1)
Based on 53,125,398 shares of common stock outstanding on June 9, 2014.

(2)
Excludes 12,641,133 shares that may be issued upon the conversion of shares of our outstanding Series A and Series B convertible perpetual preferred stock. Under the circumstances described in the certificate of designations for each series of our preferred stock, the number of shares issuable upon conversion of such series of preferred stock could increase.

Conflicts of Interest	If the Catarina acquisition is not consummated, we will use a portion of the net proceeds of this offering to repay indebtedness owed by us to affiliates of the underwriters that are lenders under our credit agreement. See "Use of Proceeds." As such repayment may constitute more than 5% of the net proceeds, this offering will be made in compliance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. The appointment of a "qualified independent underwriter" is not required in connection with this offering as a "bona fide public market" as defined in Rule 5121, exists for our common stock. See "Underwriting and Conflicts of Interest — Conflicts of Interest."
NYSE symbol	SN

 Summary Historical and Pro Forma Financial Data

        The summary historical and pro forma financial data table below shows selected pro forma financial data as of and for the twelve months ended March 31, 2014, for the three months ended March 31, 2014 and 2013 and for the year ended December 31, 2013 and selected historical financial data as of March 31, 2014, for the three months ended March 31, 2014 and 2013 and as of and for each of the three years in the period ended December 31, 2013. The selected historical financial data as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are derived from our unaudited condensed consolidated historical financial statements and the selected historical financial data as of December 31, 2013, 2012 and 2011 and for the years ended December 31, 2013, 2012 and 2011 are derived from our audited historical financial statements.

        The selected pro forma financial data is derived from our unaudited condensed consolidated historical financial statements, our audited historical financial statements and audited and unaudited financial statements relating to the Catarina assets and the assets acquired by us in the Cotulla acquisition and Wycross acquisition (each, as defined below). The pro forma data has been prepared as if certain transactions had taken place as of January 1, 2013, in the case of the pro forma statement of operations data, or as of March 31, 2014, in the case of the pro forma balance sheet data. These transactions include:

  •
  The Catarina acquisition.

  •
  The acquisition of assets in the Eagle Ford Shale in South Texas from Hess Corporation for an aggregate adjusted purchase price of $281.2 million on May 31, 2013 (the "Cotulla acquisition").

  •
  The acquisition of purchase assets in the Eagle Ford Shale in South Texas from Rock Oil Company, LLC for an aggregate adjusted purchase price of $229.6 million on October 4, 2013 (the "Wycross acquisition").

  •
  A portion of the issuance of $400 million in aggregate principal amount of existing senior notes to finance a portion of the Cotulla acquisition.

  •
  The issuance of $200 million in aggregate principal amount of existing senior notes to finance a portion of the Wycross acquisition, and the related adjustments to interest expense.

  •
  The borrowing of $567 million in aggregate principal under the credit facility to finance the Catarina acquisition, and related adjustments to interest expense (this assumes this offering and the notes offering are not consummated and the Catarina acquisition is fully funded with the borrowings under the credit facility).

  •
  The issuance of Series B Convertible Perpetual Preferred Stock to finance a portion of the Cotulla acquisition, and the related adjustments to preferred dividends.

  •
  The issuance of approximately 1,800,000 common shares to finance a portion of the Wycross acquisition.

        The Cotulla acquisition and Wycross acquisition are reflected in our historical consolidated balance sheet as of March 31, 2014. The unaudited pro forma combined balance sheet gives effect to the Catarina acquisition as if it occurred on March 31, 2014. The unaudited pro forma combined statements of operations combine our results of operations for the year ended December 31, 2013 and the three months ended March 31, 2014 and March 31, 2013 with the accounts of the properties acquired in the Wycross and Cotulla acquisitions and expected to be acquired in the Catarina acquisition, as if the acquisitions, including a portion of the issuance of existing senior notes (which was used to refinance borrowings under our credit facility), issuance of approximately 1.8 million common shares, and issuance of Series B Convertible Perpetual Preferred Stock, had occurred on January 1, 2013. The selected pro forma financial data does not include this offering or the notes offering.

        The selected pro forma financial data may not necessarily be indicative of the actual results of operations that might have occurred if we operated the Cotulla, Wycross and Catarina assets during the periods presented.

        Our historical financial statements prior to December 19, 2011 have been prepared on a carve-out basis from the accounts of SEP I. The carved-out financial information includes all assets, liabilities and results of operations of the unconventional oil and natural gas properties and related assets contributed to us by SEP I for the periods prior to December 19, 2011. These historical financial statements prior to December 19, 2011 may not necessarily reflect our financial position, results of operations, and cash flows as if we had operated as a stand-alone public company during those periods. The historical financial data prior to December 19, 2011 reflect historical accounts attributable to the SEP I Assets on a "carve-out" basis, including allocated overhead from our predecessor in interest, for periods prior to our acquisition of the SEP I Assets on December 19, 2011 and do not reflect any estimate of additional overhead that we may incur as a separate company.

        The selected financial data should be read together with our financial statements and the related notes incorporated by reference into this prospectus supplement.

	Pro Forma				Historical
	Twelve Months Ended March 31,	Three Months Ended March 31,		Year Ended December 31,	Three Months Ended March 31,		Year Ended December 31,
	2014	2014	2013	2013	2014	2013	2013	2012	2011
	(in thousands, except per share amounts)
REVENUES:
Oil sales	$629,010	$160,623	$113,890	$582,277	$119,675	$29,327	$290,322	$42,377	$13,905
Natural gas liquids sales	142,781	39,825	20,848	123,804	8,493	928	13,013	15	22
Natural gas sales	109,887	29,065	22,657	103,479	6,394	780	11,085	766	589

Total revenues	881,678	229,513	157,395	809,560	134,562	31,035	314,420	43,158	14,516

COSTS AND EXPENSES:
Oil and natural gas production expenses	174,608	37,405	52,988	190,191	15,912	3,258	35,669	3,401	1,628
Production and ad valorem taxes	40,243	13,318	6,682	33,607	10,403	2,050	17,334	2,124	830
Depreciation, depletion, amortization and accretion	380,984	95,541	66,219	351,662	61,251	13,373	134,845	15,922	4,252
General and administrative(1)	59,523	19,309	7,737	47,951	19,309	7,737	47,951	37,239	5,368

Total operating costs and expenses	655,358	165,573	133,626	623,411	106,875	26,418	235,799	58,686	12,078

Operating income (loss)	226,320	63,940	23,769	186,149	27,687	4,617	78,621	(15,528)	2,438
Other income (expense):
Interest and other income	126	12	21	135	12	21	135	74	10
Interest expense(2)	(74,017)	(18,531)	(16,840)	(72,326)	(13,272)	(1,084)	(30,934)	(99)	—
Net losses on commodity derivatives	(22,427)	(9,117)	(3,628)	(16,938)	(9,117)	(3,628)	(16,938)	(742)	(480)

Total other expense, net	(96,318)	(27,636)	(20,447)	(89,129)	(22,377)	(4,691)	(47,737)	(767)	(470)
Net income (loss) before taxes	130,002	36,304	3,322	97,020	5,310	(74)	30,884	(16,295)	1,968
Income taxes	38,781	12,753	1,193	27,221	1,865	—	3,986	—	—

Net income (loss)	91,221	23,551	2,129	69,799	3,445	(74)	26,898	(16,295)	1,968
Less:
Preferred stock dividends	(34,646)	(18,193)	(5,484)	(21,937)	(18,193)	(2,072)	(18,525)	(2,112)	—
Net income allocable to participating securities	(2,266)	(247)	—	(2,019)	—	—	(364)	—	—

Net income (loss) attributable to common stockholders	$54,309	$5,111	$(3,355)	$45,843	$(14,748)	$(2,146)	$8,009	$(18,407)	$1,968

Net income (loss) per common share — basic and diluted	$1.33	$0.11	$(0.10)	$1.22	$(0.31)	$(0.06)	$0.22	$(0.56)	$0.09

Weighted average number of shares used to calculate net income (loss) attributable to common stockholders — basic and diluted(3)(4)(5)	40,700	47,025	34,894	37,690	47,025	33,099	36,379	33,000	22,479

(1)
Includes stock-based compensation expense of $17.8 million and $25.5 million for the years ended December 31, 2013 and 2012, respectively and $9.9 million and $3.1 million for the three months ended March 31, 2014 and 2013, respectively. We did not have any stock-based compensation for the year ended December 31, 2011.

(2)
Assumes the Catarina acquisition is fully funded with borrowings under the credit facility and that this offering and the notes offering are not consummated, calculated utilizing interest expense under the terms of our credit facility.

(3)
Weighted average shares excluded from the calculation of the denominator for pro forma diluted earnings per common share as these shares were anti-dilutive were (i) 456,000 shares of weighted average restricted stock and 17,059,845 shares of common stock resulting from an assumed conversion of our Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock for the twelve months ended March 31, 2014; (ii) 1,115,834 shares of weighted average restricted stock and 15,764,879 shares of common stock resulting from an assumed conversion of our Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock for the three months ended March 31, 2014; (iii) 579,079 shares of weighted average restricted stock and 17,491,500 shares of common stock resulting from an assumed conversion of our Series B Convertible Perpetual Preferred Stock for the three months ended March 31, 2013; and, (iv) 757,963 shares of weighted average restricted stock and 17,491,500 shares of common stock resulting from an assumed conversion of our Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock for the year ended December 31, 2013.

(4)
Weighted average shares used to compute historical diluted earnings per common share for the three months ended March 31, 2014 excludes 1,115,834 shares of weighted average restricted stock and 15,764,879 shares of common stock resulting from an assumed conversion of our Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive. Weighted average shares used to compute historical diluted earnings per common share for the three months ended March 31, 2013 excludes 579,019 shares of weighted average restricted stock and 7,422,400 shares of common stock resulting from an assumed conversion of the Company's Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.

(5)
The year ended December 31, 2013 excludes 757,963 shares of weighted average restricted stock and 14,979,225 shares of common stock resulting from an assumed conversion of the Company's Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive. The year ended December 31, 2012 excludes 184,230 shares of weighted average restricted stock and 1,992,857 shares of common stock resulting from an assumed conversion of the Company's Series A Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive. The Company had no outstanding stock awards prior to its initial grants in January 2012.

	Pro Forma				Historical
	Twelve Months Ended March 31,	Three Months Ended March 31,		Year Ended December 31,	Three Months Ended March 31,		Year Ended December 31,
	2014	2014	2013	2013	2014	2013	2013	2012	2011
	(in thousands)
Other financial data:
EBITDA	$584,879	$150,364	$86,360	$520,873	$79,821	$14,362	$196,473	$(348)	$6,219
Adjusted EBITDA	$624,810	$166,736	$92,993	$551,067	$96,193	$20,995	$226,666	$25,626	$6,699

	Pro Forma	Historical
	As of March 31,	As of March 31,	As of December 31,
	2014	2014	2013	2012	2011
		(in thousands)
Balance sheet data:
Cash and cash equivalents	$101,722	$110,847	$153,531	$50,347	$63,041
Oil and natural gas properties, net	2,057,884	1,476,478	1,385,488	348,855	151,334
Total assets	2,262,187	1,680,781	1,629,153	426,574	217,356
Long-term debt	1,160,484	593,484	593,258	—	—
Total liabilities	1,395,790	814,384	771,844	59,831	2,215
Stockholders' equity	866,397	866,397	857,309	366,743	215,141

NON-GAAP FINANCIAL MEASURES

  Adjusted EBITDA

        We define Adjusted EBITDA net income (loss):

  •
  Plus:

  •
  Interest expense, including net losses (gains) on interest rate derivative contracts;

  •
  Net losses (gains) on commodity derivatives;

  •
  Net settlements received (paid) on commodity derivatives;

  •
  Premiums paid on commodity derivative contracts;

  •
  Depreciation, depletion, amortization, and accretion;

  •
  Stock-based compensation expense;

  •
  Acquisition costs included in general and administrative;

  •
  Income tax expense (benefit);

  •
  Loss (gain) on sale of oil and natural gas properties;

  •
  Impairment of oil and natural gas properties; and

  •
  Other non-recurring items that we deem appropriate.

  •
  Less:

  •
  Interest income; and

  •
  Other non-recurring items that we deem appropriate.

        See the reconciliation below for how we define EBITDA.

        EBITDA and Adjusted EBITDA are used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess:

  •
  our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical cost basis; and

  •
  our ability to incur and service debt and fund capital expenditures.

        Our EBITDA and Adjusted EBITDA should not be considered an alternative to net income or loss, operating income or loss, cash flows provided by or used in operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA and Adjusted EBITDA in the same manner.

        The following table presents a reconciliation of our net income (loss) to EBITDA and Adjusted EBITDA:

	Pro Forma
	Twelve Months Ended March 31,	Three Months Ended March 31,		Year Ended December 31,
	2014	2014	2013	2013
	(in thousands)
Net income (loss)	$91,221	$23,551	$2,129	$69,799
Plus:
Interest expense(1)	74,017	18,531	16,840	72,326
Depreciation, depletion, amortization and accretion	380,984	95,541	66,219	351,662
Income tax expense	38,781	12,753	1,193	27,221
Less:
Interest income	(126)	(12)	(21)	(135)

EBITDA	584,877	150,364	86,360	520,873
Plus:
Net losses on commodity derivatives	22,427	9,117	3,628	16,938
Net settlements on commodity derivatives	(10,558)	(2,680)	(746)	(8,624)
Stock-based compensation	24,552	9,935	3,134	17,751
Acquisition costs included in general and administrative	3,512	—	617	4,129

Adjusted EBITDA	$624,810	$166,736	$92,993	$551,067

(1)
Assumes the Catarina acquisition is fully funded with borrowings under the credit facility and that this offering and the notes offering are not consummated.

	Historical
	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(in thousands)
Net income (loss)	$3,445	$(74)	$26,898	$(16,295)	$1,968
Plus:
Interest expense	13,272	1,084	30,934	99	—
Depreciation, depletion, amortization and accretion	61,251	13,373	134,845	15,922	4,252
Income tax expense	1,865	—	3,986	—	—
Less:
Interest income	(12)	(21)	(190)	(74)	(1)

EBITDA	79,821	14,362	196,473	(348)	6,219
Plus:
Net losses on commodity derivatives	9,117	3,628	16,938	742	480
Net settlements on commodity derivatives	(2,680)	(296)	(5,787)	2,749	—
Premiums paid on commodity derivative contracts	—	(450)	(2,838)	(3,059)	—
Stock-based compensation	9,935	3,134	17,751	25,542	—
Acquisition costs included in general and administrative	—	617	4,129	—	—

Adjusted EBITDA	$96,193	$20,995	$226,666	$25,626	$6,699

 Summary Reserve, Production and Operating Data

Estimated Proved Reserves

        The following table presents historical estimated net proved oil, NGL and natural gas reserves attributable to our properties and the PV-10 and standardized measure amounts associated with the estimated proved reserves attributable to our properties, on a historical basis. The data are based on reserve reports prepared by Ryder Scott, our independent reserve engineers. The PV-10 and standardized measure amounts shown in the table are not intended to represent the current market value of our estimated oil and natural gas reserves.

	Pro Forma
		Historical
	As of December 31,
		As of December 31,
	2013	2013	2012	2011
Reserve Data(1):
Estimated proved reserves:
Oil (mbo)	58,011	45,420	18,266	5,610
NGL (mbbl)	28,500	6,615	310	—
Natural gas (mmcf)	194,282	40,156	15,788	6,418

Total estimated proved reserves (mboe)(2)	118,890	58,727	21,207	6,680

Percent oil	49%	77%	86%	84%
Percent proved undeveloped	49%	58%	82%	86%
PV-10 (in millions)(3)(4)	$1,940.7	$1,465.3	$360.3	$152.4

Standardized measure (in millions)(1)(4)	$1,618.9	$1,209.6	$286.3	$133.2

Average price used in calculation of Standardized Measure(1)
Oil (per bo)	$96.78	$96.78	$94.71	$96.19
NGLs (per bbl)	$41.23	$41.23	$43.24	$—
Natural Gas (per mcf)	$3.67	$3.67	$2.76	$4.12

(1)
Our estimated net proved reserves and related standardized measure were determined using index prices for oil and natural gas, without giving effect to commodity derivative contracts, held constant throughout the life of our properties. The prices are based on the average prices during the 12-month period prior to the ending date of the period covered, determined as the unweighted arithmetic average of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, and are adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price realized at the wellhead.

(2)
One boe is equal to six mcf of natural gas or one bo of oil or NGLs based on a rough energy equivalency. This is a physical correlation and does not reflect a value or price relationship between the commodities.

(3)
PV-10 is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is a computation of the standardized measure on a pre-tax basis. PV-10 is equal to the standardized measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the standardized measure. Our PV-10 measure and the standardized measure do not purport to present the fair value of our oil and natural gas reserves.

The following table provides a reconciliation of PV-10 to the standardized measure for our proved reserves at December 31, 2013, 2012 and 2011:

	Pro Forma
		Historical
	As of December 31,
		As of December 31,
	2013	2013	2012	2011
	(in millions)
PV-10	$1,940.7	$1,465.3	$360.3	$152.4
Present value of future income taxes discounted at 10%	(321.8)	(255.7)	(74.0)	(19.2)

Standardized Measure(4)	$1,618.9	$1,209.6	$286.3	$133.2

(4)
Standardized measure is calculated in accordance with Accounting Standards Codification ("ASC") Topic 932, Extractive Activities — Oil and Gas.

Production, Revenues and Price History

        The following table sets forth information regarding combined net production of oil, NGL, and natural gas and certain price and cost information attributable to our properties for each of the periods presented:

	Pro Forma(1)	Historical
	Twelve Months Ended March 31,	Year Ended December 31,
	2014	2013	2012	2011
Production:
Oil (mbo)	6,557.2	2,908.6	417.9	145.9
Natural gas liquids (mbbl)	4,644.2	455.0	0.7	0.5
Natural gas (mmcf)	28,754.9	3,048.5	301.2	164.1
Net production volumes:
Total oil equivalent (mboe)	15,994.0	3,871.6	468.8	173.7
Average daily production (boe/d)	43,819.0	10,607.1	1,280.8	475.9
Average Sales Price(2):
Oil ($ per bo)	$95.93	$99.82	$101.40	$95.31
Natural gas liquids ($ per bbl)	$30.74	$28.60	$23.26	$47.62
Natural gas ($ per mcf)	$3.82	$3.64	$2.54	$3.59
Oil equivalent ($ per boe)	$55.13	$81.21	$92.07	$83.57
Average unit costs per boe:
Oil and natural gas production expenses	$10.92	$9.21	$7.26	$9.37
Production and ad valorem taxes	$2.52	$4.47	$4.53	$4.78
General and administrative(3)	$2.19	$7.80	$24.95	$30.91
Depreciation, depletion, amortization and accretion	$23.82	$34.82	$33.96	$24.47

(1)
Pro Forma only for the Cotulla, Wycross and Catarina acquisitions.

(2)
Excludes the impact of derivative instruments.

(3)
For the years ended December 31, 2013 and December 31, 2012, general and administrative excludes non-cash stock-based compensation expense of approximately $17,751 ($4.58 per boe) and $25,542 ($54.49 per boe), respectively. We did not have any stock-based compensation expense for the year ended December 31, 2011.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, together with all of the other information contained in, or incorporated by reference into, this prospectus supplement or to which we refer you, including the financial statements and the related notes included elsewhere in this prospectus supplement and the risk factors described under the heading "Risk Factors" included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If any of these risks actually occurs, our business, business prospects, financial condition, results of operations or cash flows could be materially adversely affected. The risks below are not the only ones facing the Company or our common stock. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us or our common stock. This prospectus supplement also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below. Also, please read "Cautionary Note Regarding Forward-Looking Statements."

Risks Relating to Our Common Stock

Future sales of our common stock in the public market or the issuance of securities senior to our common stock, or the perception that these sales may occur, could adversely affect the trading price of our common stock and our ability to raise funds in stock offerings.

        Sales by us or our stockholders of a substantial number of shares of our common stock in the public markets, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities. We are currently authorized to issue 150,000,000 shares of common stock and 15,000,000 shares of preferred stock with such designations, rights, preferences, privileges and restrictions as determined by our board of directors. As of June 9, 2014, we had outstanding approximately 53.1 million shares of common stock, 1,886,485 shares of 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A, or the "4.875% Preferred Stock," and 3,532,330 shares of 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B, or the "6.500% Preferred Stock," which shares of preferred stock are currently convertible into up to approximately 12.6 million shares of our common stock, subject to adjustment under certain circumstances. We may also elect to pay quarterly dividends on shares of 4.875% Preferred Stock or 6.500% Preferred Stock with newly issued shares of our common stock. There are also an additional 4.2 million shares available for future issuance to our directors, officers and employees as restricted stock or stock option awards pursuant to our Amended and Restated 2011 Long Term Incentive Plan. The potential issuance of such additional shares of common stock may create downward pressure on the trading price of our common stock.

        We may issue common stock or other equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the conversion of convertible securities, or for other reasons. We cannot predict the effect, if any, that future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of common stock or such other equity securities for future sale or issuance, will have on the trading price of our common stock.

Our common stock ranks junior to the 4.875% Preferred Stock and 6.500% Preferred Stock with respect to dividends and amounts payable in the event of our liquidation.

        Our common stock ranks junior to the 1,886,485 outstanding shares of 4.875% Preferred Stock and 3,532,330 outstanding shares of 6.500% Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. Consequently, unless dividends have been paid or set aside for payment on all outstanding 4.875% Preferred Stock and 6.500% Preferred Stock for all past dividend periods and the then-current dividend period, no dividends may be declared or paid on our common stock. In the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of the 4.875% Preferred Stock and 6.500% Preferred Stock a liquidation preference equal to $50.00 per share plus accrued and unpaid dividends. Furthermore, our board of directors has the authority to issue up to 9,581,185 additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices and liquidation preferences and, which may be superior to those of the common stock, without further vote or action by the stockholders.

Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

        We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors may deem relevant. Covenants contained in our credit facility, our indenture and the certificates of designations for our preferred stock restrict our ability to pay dividends on our common stock. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Risks Relating to the Catarina acquisition

We may not be able to consummate the Catarina acquisition.

        On May 21, 2014, we entered into the Purchase and Sale Agreement for the acquisition of certain oil and gas properties and related assets from subsidiaries of Shell. The consummation of the Catarina acquisition is subject to certain closing conditions, including conditions that must be met by the sellers and which are beyond our control. In addition, under certain circumstances, we or the sellers are able to terminate the Purchase and Sale Agreement. In addition, if our notes offering is not consummated we may be required to seek or utilize other financing sources to consummate the Catarina acquisition, including the Bridge Facility, and we cannot assure you that such financing sources will be available on terms acceptable to us, or at all. There can be no assurances that the Catarina acquisition will be consummated in the anticipated timeframe, on the terms described herein, or at all.

        If the Catarina acquisition is not consummated, under certain circumstances, we may be required to forfeit our $51.1 million deposit under the Purchase and Sale Agreement. Furthermore, our stock price could be negatively impacted if we fail to complete the Catarina acquisition.

        The closing of this offering is not contingent upon the consummation of the Catarina acquisition.

The Catarina acquisition involves risks associated with acquisitions and integrating acquired assets, including the potential exposure to significant liabilities, and the intended benefits of the Catarina acquisition may not be realized.

        The Catarina acquisition involves risks associated with acquisitions and integrating acquired assets into existing operations, including that:

  •
  our senior management's attention may be diverted from the management of daily operations to the integration of the assets acquired in the Catarina acquisition;

  •
  we could incur significant unknown and contingent liabilities for which we have limited or no contractual remedies or insurance coverage;

  •
  the assets acquired in the Catarina acquisition may not perform as well as we anticipate; and

  •
  unexpected costs, delays and challenges may arise in integrating the assets acquired in the Catarina acquisition into our existing operations.

        Even if we successfully integrate the assets acquired in the Catarina acquisition into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected timeframe. If we fail to realize the benefits we anticipate from the Catarina acquisition, our business, results of operations and financial condition may be adversely affected.

Under the terms of the lease with respect to the Catarina assets, we will be subject to annual drilling and development requirements and failure to comply with these requirements may result in loss of our interests in the Catarina area that are not held by production.

        In order to protect our exploration and development rights in the Catarina area, following the closing of the Catarina acquisition we will be required to meet certain drilling and other requirements under the lease with respect to this area (the "Lease"). For example, we will be in the continuous development phase of the Lease that currently requires the lessee to drill 50 wells per year (measured from July to July). If we fail to meet the minimum drilling commitment, the lessor may require us to forfeit our acreage under the Lease and rights to develop land not held by production (excluding, in certain instances, associated rights such as midstream assets). In addition, the Lease will require us to go no longer than 120 days without spudding a well, and failure to do so may also require us to forfeit our acreage under the Lease and rights to develop land not held by production (excluding, in certain instances, acreage upon which associated midstream assets are located). Our drilling plans for our undeveloped leasehold acreage are subject to change based upon various factors, including factors that are beyond our control, such as drilling results, oil, natural gas and NGL prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, gathering system and pipeline transportation constraints and regulatory approvals. Because of these uncertainties, we cannot assure you that we will be able meet our obligations under the Lease following the closing of the Catarina acquisition. If the Lease expires following the closing of the Catarina acquisition, we will lose our right to develop the related properties on this acreage, which could adversely affect our business, financial condition and results of operation.

The geographic concentration of the properties in the Catarina area of approximately 106,000 contiguous net acres under one lease will subject us to an increased risk of loss of revenue or curtailment of production from factors specifically affecting the Catarina acreage.

        The Catarina assets, comprised of approximately 106,000 contiguous net acres in Dimmit, LaSalle and Webb Counties, Texas under the Lease, represent, on a pro forma basis, approximately 51% of our proved reserves as of December 31, 2013, over 50% of our production as of March 31, 2014, and over 40% of our acreage as of March 31, 2014. Some or all of the Catarina properties could be affected should the region experience severe weather or natural disasters, moratoria on drilling or permitting delays, delays in or the inability to obtain regulatory approvals, delays or decreases in production, delays or decreases in the availability of drilling rigs and related equipment, facilities, personnel or services, delays or decreases in the availability of capacity to transport, gather or process production, and/or changes in the regulatory, political and fiscal environment. We maintain insurance coverage for only a portion of risks that may affect our business. In addition, following the closing of the Catarina acquisition we may lose certain of our rights under the Lease under certain circumstances. "See — Under the terms of the lease with respect to the Catarina assets, we will be subject to annual drilling and development requirements and failure to comply with these requirements may result in loss of our interests in the Catarina area that are not held by production." Due to the concentrated nature of our portfolio of properties, particularly with respect to the Catarina area following the closing of the Catarina acquisition, a number of our properties could experience any of the same conditions at the same time, resulting in a relatively greater impact on our results of operations than they might have on other companies that have a more diversified portfolio of properties.

 USE OF PROCEEDS

        We will receive net proceeds from this offering of approximately $167.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds of this offering, together with the net proceeds of our notes offering or borrowings under our credit facility, to fund the Catarina acquisition. If the Catarina acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including working capital and to repay borrowings under our credit facility. We will not receive any proceeds from the sale of stock by selling stockholders.

        Amounts to be repaid under our credit facility, which matures on May 31, 2018, were incurred to pay a deposit, the purchase price and expenses, and for other general corporate purposes, with respect to the Catarina acquisition. The amounts outstanding under our credit facility are subject to an interest rate of 3.04%.

        Certain of the underwriters are acting, and will continue to act, as lenders under our credit facility and, in such capacity, may receive the net proceeds from this offering used to repay borrowings outstanding thereunder. See "Underwriting and Conflicts of Interest."

 CAPITALIZATION

        The following table presents a summary of our cash and cash equivalents and capitalization as of March 31, 2014:

  (1)
  on an actual basis;

  (2)
  on a pro forma basis to give effect to the Catarina acquisition (including the approximately $567 million in borrowings incurred under our credit facility to pay a related deposit and the payment of the purchase price and expenses); and

  (3)
  on an as adjusted basis to also give effect to the issuance and sale of the common stock offered hereby and to also give effect to the issuance and sale of $850 million in aggregate principal amount of notes in the notes offering, and the application of the proceeds thereof to pay the purchase price of the Catarina acquisition and expenses.

        The following table should be read together with "Use of Proceeds," "Selected Pro Forma Financial Data," "Summary Historical and Pro Forma Financial Data," "Description of Certain Other Indebtedness" and the financial statements and notes related thereto that appear elsewhere in or incorporated by reference into this prospectus supplement.

	Historical	Pro Forma(1)	As Adjusted for this Offering and the Notes Offering
	(in thousands)
Cash and investments	$110,847	$101,722	$532,766

Long Term Debt
Credit facility(2)	—	$567,000	$—
Existing Senior Notes	593,484	593,484	593,484
Notes	—	—	850,000

Total long term debt	$593,484	$1,160,484	$1,443,484

Stockholders' equity(3)
Series A convertible perpetual preferred stock	$21	$21	$21
Series B convertible perpetual preferred stock	37	37	37
Common stock	520	520	570
Additional paid-in capital	890,905	890,905	1,058,384
Accumulated deficit	(25,086)	(25,086)	(25,086)

Total stockholders' equity	$866,397	$866,397	$1,033,926

Total capitalization	$1,459,881	$2,026,881	$2,477,410

(1)
Assumes the Catarina acquisition is fully funded with borrowings under the credit facility and that this offering and the notes offering is not consummated.

(2)
Includes borrowings in May 2014 for the $51.1 million deposit under the Purchase and Sale Agreement with respect to the Catarina acquisition.

(3)
Does not give effect to the exchange of 166,025 shares of Series A Convertible Perpetual Preferred Stock for 418,715 shares of our common stock and 210,820 shares of Series B Convertible Perpetual Preferred Stock for 533,980 shares of our common stock on June 2, 2014 and June 3, 2014.

COMMON STOCK PRICE RANGE

        Our common stock is listed on the NYSE under the symbol "SN." Shown below is the range of high and low sales prices for our common stock as reported by the NYSE since January 1, 2012.

	Common Stock
	High	Low
Quarter Ended:
June 30, 2014 (through June 9)	$35.93	$25.52
March 31, 2014	$32.96	$23.50
Quarter Ended:
December 31, 2013	$30.92	$22.71
September 30, 2013	$27.60	$20.40
June 30, 2013	$23.43	$17.02
March 31, 2013	$21.62	$17.10
Quarter Ended:
December 31, 2012	$20.62	$16.90
September 30, 2012	$21.62	$16.37
June 30, 2012	$25.37	$18.43
March 31, 2012	$25.23	$16.96

        On June 9, 2014, the closing price of our common stock on the NYSE was $34.89. As of June 9, 2014, we had 53,125,398 outstanding shares of common stock and as of March 10, 2014 we had approximately 51 shareholders of record.

 DIVIDEND POLICY

        We have not paid any cash dividends and do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities. Our board of directors has the authority to declare and pay dividends on our common stock in its discretion, as long as we have funds legally available to do so. Our credit facility, indentures governing our existing senior notes and the notes offered in the notes offering and the certificates of designations for our Series A and Series B convertible perpetual preferred stock restrict our ability to pay cash dividends on our common stock.

 SELLING STOCKHOLDERS

        The following table sets forth information concerning the beneficial ownership of our stock by the selling stockholders. As of June 9, 2014, there were 53,125,398 shares of common stock outstanding. The percentages indicated below represent the selling stockholders' beneficial ownership of our stock and the stock number assumes the underwriters exercise their option to purchase additional stock. The table below should be read in conjunction with the section titled "Selling Stockholders" in our secondary base prospectus.

	Stock beneficially owned immediately before this offering			Stock beneficially owned immediately after this offering
			Stock to be offered
Selling Stockholders	Stock	Percent		Stock	Percent
A.R. Sanchez, Jr.(1)	5,631,838	10.6%	325,000	5,306,838	9.20%
Sanchez Oil & Gas Corporation(2)	1,141,106	2.14%	375,000	766,106	1.33%
TAEP Security Trust(3)	50,000	* %	50,000	—	—

The selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. If any selling stockholder is deemed to be an underwriter, such selling stockholder may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, in making offers and sales pursuant to this prospectus supplement and the secondary base prospectus, such selling stockholder may be deemed to be making such offers and sales directly on behalf of us.

*
Less than one percent.

(1)
Please refer to the table under "Selling Stockholders" in our secondary base prospectus and footnotes (1) - (8) thereto for additional information.

(2)
Each of A.R. Sanchez, Jr. and Antonio R. Sanchez, III may be deemed to share voting and dispositive power the shares of common stock held by Sanchez Oil & Gas Corporation. Please refer to the table under "Selling Stockholders" in our secondary base prospectus and footnotes (3) and (4) thereto for additional information.

(3)
Antonio R. Sanchez, III, as co-trustee and beneficiary of TAEP Security Trust, may be deemed to share voting and dispositive power over the shares of common stock held by TAEP Security Trust. Please refer to the table under "Selling Stockholders" in our secondary base prospectus and footnote (9) thereto.

 MATERIAL TAX CONSEQUENCES

Introduction

        The following is a discussion of certain U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) arising from the acquisition, ownership and disposition of shares of our common stock. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a Non-U.S. Holder as a result of the acquisition, ownership and disposition of shares of our common stock. In addition, this summary does not take into account the individual facts and circumstances of any particular Non-U.S. Holder that may affect the U.S. federal income tax considerations applicable to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Non-U.S. Holder. Moreover, this summary is not binding on the Internal Revenue Service, or the IRS, or the U.S. courts, and no assurance can be provided that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged. We have not requested, and we do not intend to request, a ruling from the IRS or an opinion from U.S. legal counsel regarding any of the U.S. federal income or other tax considerations of the acquisition, ownership and disposition of shares of our common stock. Each Non-U.S. Holder should consult its own tax advisor regarding the acquisition, ownership and disposition of shares of our common stock.

Scope of This Disclosure

Authorities

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (final, temporary, and proposed), U.S. court decisions, published IRS rulings and published administrative positions of the IRS, that are applicable and, in each case, as in effect and available, as of the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis and could affect the U.S. federal income tax considerations described in this summary.

Non-U.S. Holders

        For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of shares of our common stock that is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes and that is not: (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

 Non-U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

        This summary does not address the U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of our common stock by Non-U.S. Holders that are subject to special provisions under the Code, including the following Non-U.S. Holders: (a) Non-U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) Non-U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies or that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (c) Non-U.S. Holders that have a "functional currency" other than the U.S. dollar; (d) Non-U.S. Holders that own shares of our common stock as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (e) Non-U.S. Holders that acquire shares of our common stock in connection with the exercise of employee stock options or otherwise as compensation for services; (f) Non-U.S. Holders that hold shares of our common stock other than as a capital asset within the meaning of Section 1221 of the Code; (g) Non-U.S. Holders who are U.S. expatriates or former long term residents of the United States; and (h) Non-U.S. Holders that have or now own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding shares of our common stock. Non-U.S. Holders that are subject to special provisions under the Code, including but not limited to Non-U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and foreign tax and other tax considerations of the acquisition, ownership and disposition of shares of our common stock.

        If a partnership or other entity that is classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax considerations to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners (or owners). Partnerships or other entities that are classified as partnerships for U.S. federal income tax purposes and their owners should consult their own tax advisors regarding the U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of our common stock.

Tax Considerations Other Than U.S. Federal Income Tax Considerations Not Addressed

        This summary does not address any state, local, alternative minimum, estate and gift, foreign, or other tax considerations other than U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in connection with the acquisition, ownership and disposition of shares of our common stock. Each Non-U.S. Holder should consult its own tax advisors regarding any state, local, estate and gift, foreign, and any other tax considerations that may be relevant to such holder in connection with the acquisition, ownership and disposition of shares of our common stock.

Dividends

        In general, if dividends with respect to shares of our common stock are made, such dividends would be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any portion of a dividend that exceeds our current or accumulated earnings and profits will first be applied to reduce the Non-U.S. Holder's basis in shares of our common stock, and, to the extent such portion exceeds the Non-U.S. Holder's basis, the excess will be treated as gain from the disposition of shares of our common stock, the tax treatment of which is discussed below under the heading "Gain on sale or other disposition of shares of our common stock."

        Generally, dividends paid in respect of shares of our common stock to a Non-U.S. Holder will be subject to U.S. withholding tax at a 30% rate, subject to the two following exceptions:

  •
  Dividends effectively connected with a trade or business of a Non-U.S. Holder within the U.S. generally will not be subject to withholding if the Non-U.S. Holder complies with applicable IRS certification and disclosure requirements and generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates (in the same manner as a U.S. person) on its U.S. trade or business income. In the case of a Non-U.S. Holder that is a corporation, such effectively connected income also may be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

  •
  The withholding tax might not apply, or might apply at a reduced rate, under the terms of an applicable tax treaty. Under Treasury Regulations, to obtain a reduced rate of withholding under a tax treaty, a Non-U.S. Holder gene

  •
  rally will be required to satisfy applicable certification and other requirements. A Non-U.S. Holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of Shares of Our Common Stock

        Except as described in the discussion below under the heading "Information Reporting; Backup Withholding Tax," a Non-U.S. Holder generally will not be subject to U.S. federal income tax, including withholding tax, in connection with the receipt of proceeds from the sale, exchange, or other taxable disposition of shares of our common stock, unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States and, if subject to an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

  •
  in the case of an individual, the Non-U.S. Holder has been present in the U.S. for at least 183 days or more in the taxable year of disposition (and certain other conditions are satisfied); or

  •
  we are or have been a "U.S. real property holding corporation," or USRPHC, for U.S. federal income tax purposes (that is, a domestic corporation whose trade or business and real property assets consist primarily of "U.S. real property interests") at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder's holding period for its shares of our common stock and, if shares of our common stock are "regularly traded on an established securities market," the Non-U.S. Holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock.

        Income that is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. Holder. In addition, if such Non-U.S. Holder is a corporation, such gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

        If an individual Non-U.S. Holder is present in the U.S. for at least 183 days during the taxable year of disposition, the Non-U.S. Holder may be subject to a flat 30% tax on any U.S.-source gain derived from the sale, exchange, or other taxable disposition of shares of our common stock (other than gain effectively connected with a U.S. trade or business), which may be offset by U.S.-source capital losses.

        It is likely that we are and will continue to be a USRPHC. As a result, any gain recognized by a Non-U.S. Holder on the sale, exchange, or other taxable disposition of our common stock may be subject to U.S. federal income tax in the same manner as gain recognized by a U.S. Holder, or the FIRPTA Tax. In addition, a Non-US. Holder may under certain circumstances be subject to withholding in an amount equal to 10% of the gross proceeds on the sale or disposition; if the Non-U.S. Holder files a U.S. federal income tax return, any amounts so withheld will generally be credited against, and refunded to the extent in excess of, any FIRPTA Tax such Non-U.S. Holder owes.

        However, so long as our common stock is considered to be "regularly traded on an established securities market," or regularly traded, at any time during the calendar year, a Non-U.S. Holder generally will not be subject to FIRPTA Tax on any gain recognized on the sale or other disposition of our common stock unless the Non-U.S. Holder owned (actually or constructively) shares of our common stock with a fair market value of more than 5% of the total fair market value of our common stock at any time during the applicable period described in the third bullet point above. No withholding is required under these rules upon a sale or other taxable disposition of our common stock if it is considered to be regularly traded. If, on the other hand, our common stock is not considered to be regularly traded, a Non-U.S. Holder will be subject to FIRPTA Tax on any gain recognized on your sale or other taxable disposition of our common stock, and withholding on the gross proceeds thereof, regardless of such Non-U.S. Holder's percentage ownership of our common stock.

Recent Law Changes Affecting U.S. Federal Income Tax Withholding

        Legislation enacted in 2010 and recent administrative guidance will require withholding at a rate of 30% on dividends paid on or after July 1, 2014 (and gross proceeds from the sale of shares of our common stock paid on or after January 1, 2017) to certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to, among other things, report, on an annual basis, information with respect to accounts with or shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, and to withhold on payments made to certain account holders. Accordingly, the entity through which shares of our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, shares of our common stock held by an investor that is a non-financial foreign entity will be subject to withholding at a rate of 30% if such entity or another non-financial foreign entity is the beneficial owner of the payment, unless, among other things, the beneficial owner or the payee either (i) certifies to the withholding agent that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners" to the withholding agent, which the withholding agent will in turn provide to the Secretary of the Treasury. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in shares of our common stock.

Information Reporting; Backup Withholding Tax

        A Non-U.S. Holder generally will not be subject to information reporting or backup withholding with respect to payments of dividends on, or gross proceeds from the disposition of, shares of our common stock that are made within the United States or though certain U.S.-related financial intermediaries, provided that the Non-U.S. Holder certifies as to its foreign status or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a Non-U.S. Holder's U.S. federal income tax liability, and a Non-U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them in their particular circumstances.

 UNDERWRITING AND CONFLICTS OF INTEREST

        We and the selling stockholders are offering the shares of common stock described in this prospectus supplement through the underwriters named below. Johnson Rice & Company L.L.C. is acting as the representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement between us and the representative, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
Johnson Rice & Company L.L.C.	1,675,000
RBC Capital Markets, LLC	1,150,000
Credit Suisse Securities (USA) LLC	800,000
Capital One Southcoast, Inc.	250,000
SunTrust Robinson Humphrey, Inc.	250,000
Canaccord Genuity, Inc.	125,000
Global Hunter Securities, LLC	125,000
IBERIA Capital Partners L.L.C.	125,000
Macquarie Capital (USA) Inc.	125,000
Northland Securities, Inc.	125,000
Simmons & Company International	125,000
Stifel, Nicolaus & Company, Incorporated	125,000
Total	5,000,000

        "Northland Capital Markets" is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

        The underwriting agreement provides that the underwriters' obligation to purchase our common stock from us and the selling stockholders is subject to approval of legal matters by counsel and the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the conditions that the representations and warranties made by us and the selling stockholders to the underwriters are true, that there has been no material adverse change to our condition or in the financial markets, and that we and the selling stockholders deliver to the underwriters customary closing documents. The underwriters are obligated to purchase all of the shares of common stock (other than those covered by the over-allotment option described below) if they purchase any of the shares of common stock.

Option to Purchase Additional Common Shares

        The selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 750,000 additional shares of common stock at the public offering price per share less the underwriting discount and commissions shown on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering.

The underwriters will purchase these shares from the selling stockholders in the same proportion as those shares sold by the Company.

Underwriting Discount and Commissions and Offering Expenses

        The underwriters propose to offer the common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the common stock to securities dealers at the price to the public less a concession not in excess of $            per share of common stock. After the common stock is released for sale to the public, the underwriters may vary the offering price and other selling terms from time to time.

        The following table summarizes the compensation to be paid to the underwriters by us:

	Total
	Per Share	No Option Exercise	Full Option Exercise
Public offering price by us	$35.2500	$176,250,000.0000	$176,250,000.0000
Underwriting discounts and commissions to be paid by us	$1.6743	$8,371,500.0000	$8,371,500.0000
Proceeds, before expenses, to us	$33.5757	$167,878,500.0000	$167,878,500.0000
Public offering price by selling stockholders	$35.2500	$—	$26,437,500.0000
Underwriting discounts and commissions to be paid by the selling stockholders	$1.6743	$—	$1,255,725.0000
Proceeds, before expenses, to the selling stockholders	$33.5757	$—	$25,181,775.0000

        We estimate our expenses associated with the offering, excluding underwriting discounts and commissions, will be approximately $350,000.

Indemnification

        We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. federal securities laws, or to contribute to payments that may be required to be made in respect of these liabilities.

Lock-Up Agreements

        We, our officers and directors and the selling stockholders have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the representative (which consent may be withheld at the sole discretion of the representative), directly or indirectly, sell, offer, contract, or grant any option to sell, pledge, transfer, or establish an open "put equivalent position" within the meaning of the Exchange Act or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of our common stock, options, or warrants to acquire shares of our common stock or securities exchangeable or exercisable for or convertible into shares of our common stock. In addition, our officers and directors may not enter into a swap or other derivatives transaction that transfers to another, in whole or in part, the economic benefits or risk of ownership in our common stock, or otherwise dispose of any shares of our common stock, options or warrants or securities exchangeable or exercisable for or convertible into shares of our common stock currently or later owned either of record or beneficially, or publicly announce an intention to do any of the foregoing.

        The restrictions above do not apply to (i) our issuance of shares of our common stock or options to purchase shares of our common stock, or shares of our common stock upon exercise of options, pursuant to any stock option, stock bonus, or other stock plan or arrangement described in this prospectus supplement or the accompanying prospectuses, or any amendment to or replacement of such plan, (ii) our issuance of shares of common stock or securities convertible into or exercisable for shares of common stock as consideration in a merger or other acquisition (provided that any recipient of such securities agrees to be bound by the foregoing restrictions for the remainder of the 90-day period) and (iii) the filing of one or more registration statements either (x) on Form S-8 or amendments thereto relating to the issuance of shares of common stock or the issuance and exercise of options to purchase shares of common stock granted under any of our employee benefit plans existing on the date of this prospectus supplement or any amendment to or replacement of such plan, (y) pursuant to a universal "shelf" registration statement on Form S-3 or amendments thereto relating to the issuance of our securities (so long as none of our securities are offered or issued prior to the expiration of the remainder of the 90-day period), or (z) to which the representative has consented, such consent not to be unreasonably withheld, in connection with our entrance into a definitive agreement relating to an acquisition. The foregoing restrictions with respect to our officers and directors do not apply (a) to bona fide gifts, provided the recipient thereof agrees in writing to be bound for the remainder of the 90-day period, (b) to dispositions to any trust for the direct or indirect benefit of the director or officer and/or the immediate family of such person, provided that such trust agrees in writing to be bound for the remainder of the 90-day period, (c) to the pledge of any shares of common stock or other securities to secure loans to such persons or entities in connection with any financing transaction to which such persons or entities are parties, provided that such shares of common stock or other securities may not be sold or disposed of in connection with the exercise by the lender of any remedies as a secured party until the expiration of the 90-day period, (d) to distributions to members, stockholders or partners provided that the recipient of such shares of common stock or other securities agrees to be bound for the remainder of the 90-day period or (e) in connection with the vesting of any shares of common stock or other securities issued under restricted stock awards or the exercise of options (provided that any such securities received upon exercise shall be bound for the remainder of the 90-day period).

        If we cease to be an emerging growth company as defined in the Securities Act, and (A) during the last 17 days of the 90-day period, we issue an earnings release or material news or a material event relating to us occurs or (B) prior to the expiration of the 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, then in each case the 90-day period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply under certain circumstances if we certify to the representative that our common stock is an "actively traded security" as defined in Regulation M and that we meet certain other requirements.

Price Stabilization, Short Positions and Penalty Bids; Passive Market Making

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids, and passive market making in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Covered short sales are sales made in an amount not greater than the number of shares available for purchase by the underwriters under their over-allotment option. The underwriters may close out a covered short sale by exercising their over-allotment option or purchasing shares in the open market. Naked short sales are sales made in an amount in excess of the number of shares available under the over-allotment option. The underwriters must close out any naked short sale by purchasing shares in the open market. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by such syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Penalty bids may have the effect of deterring syndicate members from selling to people who have a history of quickly selling their shares. In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to certain limitations, make bids for or purchases of the common stock until the time, if any, at which a stabilizing bid is made. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of our common stock to be higher than it would otherwise be in the absence of these transactions. In connection with this offering, the underwriters may engage in passive market making transactions in the shares of common stock in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker's bid that bid must be lowered when specified purchase limits are exceeded.

        The underwriters are not required to engage in these activities and may end any of these activities at any time.

Electronic Distribution

        This prospectus supplement, the accompanying prospectuses and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. The common stock will be allocated to underwriters that may make Internet distributions on the same basis as other allocations. In addition, common stock may be sold by the underwriters to securities dealers who resell common stock to online brokerage account holders.

        Other than this prospectus supplement, the accompanying prospectuses and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectuses, the documents incorporated herein and therein by reference or registration statement of which the prospectus supplement forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase common stock. The underwriters are not responsible for information contained in websites that they do not maintain.

Relationship with the Underwriters

        From time to time, certain of the underwriters and their respective affiliates have provided, and may continue to provide, investment banking, commercial banking, including as lenders under our credit facility, services to us and our affiliates in the ordinary course of their businesses, and have received, and may continue to receive, customary compensation for such services. Certain of the underwriters acted as initial purchasers in our September 2012 private offering of 3,000,000 shares of our 4.875% Convertible Perpetual Preferred Stock, Series A, and in our June 2013 private offering of $400,000,000 in aggregate principal amount of senior notes due 2021 as well as placement agents in our March 2013 private offering of 4,500,000 shares of our 6.500% Convertible Perpetual Preferred Stock, Series B. Some of the underwriters are also acting as initial purchasers in the notes offering.

Conflicts of Interest

        Affiliates of RBC Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Capital One Southcoast, Inc., IBERIA Capital Partners L.L.C. and SunTrust Robinson Humphrey, Inc. are lenders under our credit agreement and, if the Catarina acquisition is not consummated, they may receive more than 5% of the net proceeds of this offering in connection with the repayment of amounts under such credit agreement. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. The appointment of a "qualified independent underwriter" is not required in connection with this offering as a "bona fide public market," as defined in Rule 5121, exists for our common stock. In accordance with Rule 5121, RBC Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Capital One Southcoast, Inc., IBERIA Capital Partners L.L.C. and SunTrust Robinson Humphrey, Inc. will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the transaction from the account holder. See "Use of Proceeds."

LEGAL MATTERS

        Certain legal matters with respect to the securities offered hereby will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas. Certain legal matters with respect to this offering will be passed upon for the underwriters by Porter Hedges LLP, Houston, Texas.

EXPERTS

        The consolidated financial statements incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The statements of revenues and direct operating expenses for the assets expected to be acquired in the Catarina acquisition for each of the years in the three-year period ended December 31, 2013, incorporated by reference into this prospectus supplement from our Current Report on Form 8-K filed with the SEC on June 11, 2014 have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The statement of revenues and direct operating expenses for the assets acquired in the Wycross acquisition for the year ended December 31, 2012, incorporated by reference into this prospectus supplement from our Current Report on Form 8-K/A filed with the SEC on December 20, 2013 has been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The statements of revenues and direct operating expenses for the assets acquired in the Cotulla acquisition for each of the years in the two-year period ended December 31, 2012, incorporated by reference into this prospectus supplement from our Current Report on Form 8-K filed with the SEC on June 3, 2013 have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The information included or incorporated by reference into this prospectus supplement regarding estimated quantities of proved reserves, the future net income from those reserves and their present value as of December 31, 2013, giving pro forma effect to the Catarina acquisition, are based on reserve reports prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are included or incorporated by reference into this prospectus supplement in reliance upon the authority of such firm as an expert in these matters.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-35372). Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov and at our web site at http://www.sanchezenergycorp.com. You may also read and copy at prescribed rates any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

        This prospectus supplement and the accompanying prospectuses form part of two registration statements that we have filed with the SEC relating to, among other things, our common stock. As permitted by SEC rules, this prospectus supplement and the accompanying prospectuses do not contain all the information we have included in the registration statements and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statements, exhibits and schedules for more information about us and our common stock. The statements this prospectus supplement and the accompanying prospectuses make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statements, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

        Our common stock is listed on the New York Stock Exchange under the symbol "SN." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, 7th Floor, New York, New York 10005.

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectuses the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (unless otherwise stated, other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

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  our annual report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 12, 2014;

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  our definitive proxy statement on Schedule 14A, as filed on April 25, 2014 (only those sections incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2013);

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  our quarterly report on Form 10-Q for the three months ended March 31, 2014, as filed with the SEC on May 12, 2014;

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  our current report on Form 8-K/A filed on December 20, 2013; and

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  our current reports on Form 8-K, as filed with the SEC on June 3, 2013, February 13, 2014, February 14, 2014, March 5, 2014, March 6, 2014, May 22, 2014, May 30, 2014 and June 11, 2014.

        We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of this prospectus supplement and the accompanying prospectuses and any or all of the documents that are incorporated by reference into this prospectus supplement, other than exhibits which are specifically incorporated by reference into such documents. You may request a copy of such document by writing to us at the following address or calling the following number:

Sanchez Energy Corporation
Attention: Secretary
1111 Bagby
Suite 1800
Houston, Texas 77002

$500,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Guarantees of Debt Securities

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our common stock is quoted on the New York Stock Exchange under the symbol "SN."

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in our Securities involves risk. You should carefully read the information under the heading "Risk Factors" beginning on page 6 of this prospectus and the risk factors contained in any applicable prospectus supplement before making a decision to purchase our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is January 14, 2013.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

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 FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

        Forward-looking statements may include statements about our:

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  business strategies;

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  ability to replace the reserves we produce through drilling and property acquisitions;

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  expected benefits of the acquisition of SN Marquis LLC;

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  drilling plans and locations;

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  oil and natural gas reserves;

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  technology;

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  financial strategy, budget, projections and operating results;

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  realized oil and natural gas prices;

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  production volumes;

  •
  oil and natural gas production expenses;

  •
  general and administrative expenses;

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  future operating results;

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  cash flows and liquidity;

  •
  availability of drilling and production equipment;

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  availability of qualified personnel;

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  capital expenditures;

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  availability and terms of capital;

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  drilling of wells;

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  transportation and marketing of oil and natural gas;

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  general economic conditions;

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  competition in the oil and natural gas industry;

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  effectiveness of our risk management activities;

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  environmental liabilities;

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  counterparty credit risk;

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  governmental regulation and taxation;

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  developments in oil-producing and natural-gas producing countries;

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  estimated future net reserves and present value thereof; and

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  plans, objectives, expectations and intentions contained in this report that are not historical.

        All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements except as required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations in "Risk Factors" and elsewhere in this prospectus and in our other public filings with the Securities and Exchange Commission (the "SEC"). These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

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 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.sanchezenergycorp.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file later with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below, which we filed with the SEC under the Exchange Act:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 30, 2012;

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  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed on May 14, 2012;

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  Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 filed on August 14, 2012;

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  Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed on November 13, 2012;

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  Our Current Reports on Form 8-K filed on January 5, 2012, January 13, 2012, March 14, 2012, May 24, 2012, June 15, 2012, June 19, 2012, June 22, 2012, September 12, 2012, September 17, 2012, September 18, 2012, October 3, 2012, November 23, 2012, December 3, 2012, December 20, 2012 and January 2, 2013; and

  •
  The description of our common stock contained in our Form 8-A filed December 9, 2011, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        In addition, we incorporate by reference in this prospectus any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

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        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Sanchez Energy Corporation
Attention: Secretary
1111 Bagby Street, Suite 1800
Houston, Texas 77002
(713) 783-8000

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 SANCHEZ ENERGY CORPORATION

        Sanchez Energy Corporation (together with its consolidated subsidiaries, the "Company," "we," "our," "us" or similar terms) is an independent exploration and production company focused on the acquisition, exploration, and development of unconventional oil and natural gas resources primarily in the Eagle Ford Shale in South Texas. The Company was formed in August 2011 to acquire, explore and develop unconventional oil and natural gas assets. On December 19, 2011, the Company completed its initial public offering of common stock. As of September 30, 2012, the Company had accumulated acreage in the Eagle Ford Shale in Gonzales, Zavala, Frio, Fayette, Lavaca, Atascosa, Webb and DeWitt Counties of South Texas. In addition, the Company has properties located in the Haynesville Shale in north central Louisiana, which is primarily a natural gas play, and an undeveloped acreage position in Northern Montana, which the Company believes may be prospective for the Heath, Three Forks and Bakken Shales. The principal markets for the Company's products are the sale of such products at the wellhead or by transporting production to purchasers' purchase points.

        Our executive offices are located at 1111 Bagby Street, Suite 1800, Houston, TX 77002, and our telephone number is (713) 783-8000. Our website is www.sanchezenergycorp.com. Information on our website is not part of this prospectus.

ABOUT THE SUBSIDIARY GUARANTORS

        Sanchez Energy Corporation is a holding company. We conduct our operations through our subsidiaries. SEP Holdings III, LLC and SN Marquis LLC are our only subsidiaries as of the date of this prospectus. If specified in the accompanying prospectus supplement respecting a series of debt securities, SEP Holdings III, LLC and SN Marquis LLC and any other of our future subsidiaries specified in the prospectus supplement may jointly and severally, fully, and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock, preferred stock, warrants or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include the financing of capital expenditures, acquisitions and additions to our working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

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 RATIOS OF EARNINGS TO FIXED CHARGES AND
TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table presents our ratios of consolidated earnings to fixed charges and consolidated earnings to combined fixed charges and preferred dividends for the periods presented.

	Nine Months Ended September 30, 2012	Years Ended December 31,
		2011	2010	2009	2008
Ratio of earnings to fixed charges(1)	—(2)(3)	—(2)	—(2)(5)	—(2)	—(2)(6)
Ratio of earnings to combined fixed charges and preferred dividends(1)	—(3)(4)	—(2)	—(2)(5)	—(2)	—(2)(6)

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as net interest expense (inclusive of credit facility commitment fees) on all indebtedness and including capitalized interest expense, the amortization of deferred financing costs and discounts, and a reasonable estimation of interest associated with operating leases. Combined fixed charges and preferred dividends consist of fixed charges and the amount of pre-tax earnings (loss) that is required to pay the dividends on outstanding preferred securities.

(2)
Historically, the Company did not have any fixed charges related to debt or pay any dividends related to preferred stock.

(3)
Due to the Company's loss for the nine months ended September 30, 2012, the ratio coverage was less than 1:1. The Company would have needed additional earnings of approximately $17.0 million to achieve a ratio of earnings to fixed charges of 1:1 and additional earnings of approximately $17.4 million to achieve a ratio of earnings to combined fixed charges and preferred dividends of 1:1.

(4)
Pre-tax dividends were calculated using the statutory rate of 35%, which was in effect at period end. As of September 30, 2012, the Company expected that it would continue to provide a full valuation allowance against its deferred tax assets and therefore the statutory rate is a better indicator of tax effects than the Company's effective tax rate.

(5)
Due to the Company's loss in 2010, the ratio coverage was less than 1:1. The Company would have needed additional earnings of approximately $2.8 million to achieve a coverage ratio of 1:1.

(6)
Due to the Company's loss in 2008, the ratio coverage was less than 1:1. The Company would have needed additional earnings of approximately $1.2 million to achieve a coverage ratio of 1:1.

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 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

        We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

        The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

        The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior debt," as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

        The debt securities may have the benefit of guarantees (each, a "guarantee") by one or more existing or future subsidiaries of Sanchez Energy Corporation (each, a "guarantor") specified in the prospectus supplement for that series. If a guarantor issues guarantees, the guarantees will be unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

        The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See "Where You Can Find More Information" in this prospectus for information on how to obtain copies of them.

        When used in this section, all references to "we," "us" or "our" mean Sanchez Energy Corporation only, unless we state otherwise or the context clearly indicates otherwise.

        This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security and any applicable guarantees.

Indentures

        The senior debt securities and subordinated debt securities are each governed by a document each called an indenture. Each indenture is a contract between us and a trustee to be named prior to issuance of debt securities thereunder. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.

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        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

        When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

        We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to "debt securities" or a "series of debt securities," we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

        Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

        The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

        Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

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        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

        Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

  •
  the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

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  any limit on the total principal amount of the debt securities of the same series;

  •
  the stated maturity;

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  the currency or currencies for principal and interest, if not U.S. dollars;

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  the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

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  whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

  •
  if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

  •
  if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

  •
  if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

  •
  if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

  •
  if your debt security is also an original issue discount debt security, the yield to maturity;

  •
  if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

  •
  the authorized denominations, if other than $2,000 and integral multiples of $1,000;

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  •
  the depositary for your debt security, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  whether your debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

  •
  any other terms of your debt security and any guarantees of your debt security, which could be different from those described in this prospectus.

Governing Law

        The indentures and the debt securities (and any guarantees thereof) will be governed by New York law.

Form of Debt Securities

        We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to "holders" in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

        Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but

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beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

        We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

  •
  we notify the trustee that we wish to terminate that global security.

        Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

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        DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., NYSE Amex Equities. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Investors may hold interests in the debt securities outside the U.S. through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants

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through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, the Euroclear Operator, the Cooperative, Euroclear's system, Clearstream and Clearstream's system has been obtained are reliable, but neither we, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. Secondary market trading between Euroclear Participants and/or Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants or Clearstream Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no

14

obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

        If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

  •
  If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

  •
  Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

        If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

        The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

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        The subordinated debt indenture defines "senior debt" as:

  •
  our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

  •
  any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

        Notwithstanding the foregoing, "senior debt" will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

        We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

  •
  (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

  •
  in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

        The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

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 Defeasance, Covenant Defeasance and Satisfaction and Discharge

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities ("legal defeasance"); or

  •
  we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us ("covenant defeasance").

        If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, any guarantor or the trustee and without the consent of the holders of any debt securities.

        In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

  •
  deliver all outstanding debt securities of that series to the trustee for cancellation; or

  •
  all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability

        No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), unitholder or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of us or any guarantor, respectively, under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities and any guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

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 Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

        Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  we do not pay the principal or any premium on any debt security of that series on the due date;

  •
  we do not pay interest on any debt security of that series within 30 days after the due date;

  •
  we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

  •
  we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

  •
  if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

  •
  if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

        We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

        If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement,

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if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

  •
  the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

  •
  the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Wavier of Default

        The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

        We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

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 Modifications and Waivers

        There are four types of changes we can make to either indenture and the debt securities or series of debt securities or any guarantees thereof issued under that indenture.

Changes Requiring Each Holder's Approval

        First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable debt indenture, including, among others:

  •
  changing the stated maturity for any principal or interest payment on a debt security;

  •
  reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

  •
  permitting redemption of a debt security if not previously permitted;

  •
  impairing any right a holder may have to require purchase of its debt security;

  •
  impairing any right that a holder of a convertible debt security may have to convert the debt security;

  •
  changing the currency of any payment on a debt security;

  •
  changing the place of payment on a debt security;

  •
  impairing a holder's right to sue for payment of any amount due on its debt security;

  •
  releasing any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the indenture;

  •
  reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

  •
  changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

        The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to reflect the addition of, succession to or release of any guarantor of guaranteed debt securities otherwise permitted under the indenture. We may also make changes to conform the text of the applicable indenture or any debt securities or guarantees to any provision of the "Description of Debt Securities and Guarantees" in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities or guarantees.

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Modification of Subordination Provisions

        We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

  •
  If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

  •
  If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

        The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under "—Mergers and Similar Transactions." If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes Requiring Each Holder's Approval," unless that holder approves the waiver.

        We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (a) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (b) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special

21

voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

        If any debt securities cease to be issued in registered global form, they will be issued:

  •
  only in fully registered form;

  •
  without interest coupons; and

  •
  unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities say you may.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

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        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

        We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants.

        We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the

23

debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

        The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors of any series of guaranteed debt securities to differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If the Company issues a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee, on a joint and several basis with each other guarantor, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor's obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

        If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries,

24

unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

        Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor's secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

        If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor's existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See "—Subordination Provisions" above.

Paying Agents

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

        The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

        The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

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 DESCRIPTION OF CAPITAL STOCK

        The following discussion is a summary of the terms of our capital stock that are contained in our amended and restated certificate of incorporation, our Certificate of Designations for our 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A and our amended and restated by-laws and does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation, certificate of designations and amended and restated by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part.

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, of which 33,762,400 shares were issued and outstanding as of December 28, 2012, and 15,000,000 shares of preferred stock, $0.01 par value per share, of which 3,000,000 shares of our 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A were issued and outstanding as of December 28, 2012.

Common Stock

        Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 15,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

        Our board of directors has designated 3,000,000 shares of our preferred stock as 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A. Each holder of the convertible preferred stock is entitled to an annual dividend of 4.875% on the liquidation preference of $50.00 per share to be paid quarterly in cash, common stock or a combination thereof on January 1, April 1, July 1 and October 1, when and if such dividend has been declared by our board of directors. We cannot make any dividends or other distributions (except in certain specified limited circumstances) on our common stock, or purchase our common stock, unless all accumulated and unpaid dividends on our convertible preferred stock have been declared and paid (or are declared and a sufficient amount for the payment of such dividends has been set apart). Each share of convertible preferred stock has a liquidation preference of $50.00 per share plus accumulated and unpaid dividends and is convertible, at the holder's option, into shares of our common stock based on an initial conversion price of $21.51 per share of our common stock, subject to adjustment upon the occurrence of certain events. In addition, if a "fundamental change" (as defined in the certificate of designations for our convertible preferred

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stock) occurs, we may be required to increase the conversion rate for a holder that elects to convert its shares of convertible preferred stock in connection with the fundamental change based on the stock price and the effective date of the fundamental change (subject to our right to pay cash in lieu of delivering shares of our common stock upon conversion). The convertible preferred stock will not be subject to redemption by us and no "sinking fund" is provided for the convertible preferred stock.

        At any time on or after October 5, 2017, we may cause all outstanding shares of the convertible preferred stock to be converted into shares of common stock if the closing price of our common stock equals or exceeds 130% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, in which case, each holder will receive, for each share of convertible preferred stock being converted, a number of shares of our common stock equal to the conversion rate, as described in the certificate of designations related to our convertible preferred stock. The holders of our convertible preferred stock have no voting rights unless dividends payable on such stock are in arrears for six or more quarterly periods (whether or not consecutive). In that event, the holders of the convertible preferred stock, voting as a single class with the shares of any other preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the convertible preferred stock has been paid in full.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated By-laws and Delaware Law

        Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated by-laws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

        We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not opted out of the provisions of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

        Among other things, our amended and restated certificate of incorporation and amended and restated by-laws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated by-laws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

  •
  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that the affirmative vote of the holders of at least 75% in voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office at any time;

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  provide that our board of directors is divided into three classes with each class serving staggered three year terms;

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  provide that special meetings of our stockholders may only be called by our Chairman of the Board, Chief Executive Officer, President or pursuant to a resolution adopted by our board of directors;

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  provide that, subject to the terms of any series of preferred stock that is outstanding at such time, any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; and

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  provide that the affirmative vote of the holders of at least 75% in the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors will be required to amend, alter, or repeal certain provisions of our amended and restated certificate of incorporation or any provision of our amended and restated by-laws. The board of directors can also unilaterally amend, alter, or repeal our amended and restated by-laws with the affirmative vote of a majority of the entire board of directors.

Indemnification Matters

        Our amended and restated by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated by-laws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers, and we intend to enter into indemnification agreements with each of our future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Provisions of Our Amended and Restated Certificate of Incorporation Governing Corporate Opportunities

        We and Sanchez Oil & Gas Corporation, Sanchez Energy Partners I, LP, and certain of their affiliates (but excluding us, collectively, the "Sanchez Group") are engaged in similar activities or lines of business and have an interest in the same areas of corporate opportunities. Members of the Sanchez Group will not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and to the fullest extent permitted by law, no member of the Sanchez Group nor any of their directors or officers will be liable to us or our stockholders for breach of any fiduciary duty, by reason of any such activities. Additionally, if any member of the Sanchez Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for it and us, to the fullest extent permitted by law, such member of the Sanchez Group

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will have no duty to communicate or offer such corporate opportunity to us and will not be liable to us or our stockholders for breach of any duty (fiduciary or otherwise) if such member of the Sanchez Group pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to its affiliates. If any director or officer of any member of the Sanchez Group who is also one of our officers or directors becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer in writing solely in his or her capacity as our director or officer), that director or officer will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to such member of the Sanchez Group or its affiliates and that director or officer will not, to the fullest extent permitted by law, be deemed to have (1) breached or acted in a manner inconsistent with or opposed to his or her fiduciary or other duties to us regarding the opportunity or (2) acted in bad faith or in a manner inconsistent with the best interests of our company or our stockholders. Pursuant to the terms of our amended and restated certificate of incorporation, members of the Sanchez Group are not required to offer corporate opportunities to us, and our directors and officers may be permitted to offer certain corporate opportunities to members of the Sanchez Group before us. See "Risk Factors—Risks Related to Our Relationships with Members of the Sanchez Group—" in our Annual Report on Form 10-K, which is incorporated by reference herein.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

        Our common stock trades on the NYSE under the symbol "SN."

DESCRIPTION OF WARRANTS

        We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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  •
  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  United States federal income tax consequences applicable to such warrants;

  •
  the amount of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.

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 Direct Sales and Sales Through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

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 EXPERTS

        The consolidated financial statements as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        The information included in this prospectus regarding estimated quantities of proved, probable and possible reserves, the future net income from those reserves and their present value as of December 31, 2011 is based on a reserve report prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are included in this prospectus in reliance upon the authority of such firm as an expert in these matters.

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PROSPECTUS

SANCHEZ ENERGY CORPORATION

6,285,638 Shares of Common Stock

        This prospectus relates to an offer and sale of up to 6,285,638 shares of common stock, par value $0.01 per share, of Sanchez Energy Corporation by the selling stockholders identified in this prospectus or in supplements to this prospectus. The selling stockholders may offer shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling stockholders, you should refer to the section of this prospectus entitled "Plan of Distribution." We will not receive any proceeds from the sale of any shares covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares.

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "SN." On June 9, 2014, the last reported sale price of our common stock on the NYSE was $34.89.

        Investing in our common stock involves risk. You should carefully read the information under the heading "Risk Factors" beginning on page 6 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is June 11, 2014.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of such document only. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS

        This prospectus includes, and the documents we incorporate by reference herein contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included in this prospectus or incorporated herein by reference that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions we made based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this prospectus, words such as "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," "strategy," "future" or their negatives or the statements that include these words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular, statements, express or implied, concerning our future operating results and returns or our ability to replace or increase reserves, increase production, or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Important factors that could cause our actual results to differ materially from the expectations reflected in the forward looking statements include, among others:

  •
  our ability to successfully execute our business and financial strategies;

  •
  our ability to replace the reserves we produce through drilling and property acquisitions;

  •
  our ability to close our recently announced Catarina acquisition;

  •
  the realized benefits of the acreage acquired in our various acquisitions, including our pending Catarina acquisition, and other assets and liabilities assumed in connection therewith;

  •
  the extent to which our drilling plans are successful in economically developing our acreage in, and to produce reserves and achieve anticipated production levels from, our existing and future projects;

  •
  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

  •
  the extent to which we can optimize reserve recovery and economically develop our plays utilizing horizontal and vertical drilling, advanced completion technologies and hydraulic fracturing;

  •
  our ability to successfully execute our hedging strategy and the resulting realized prices therefrom;

  •
  competition in the oil and natural gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

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  our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements;

  •
  the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

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  •
  the timing and extent of changes in prices for, and demand for, crude oil and condensate, natural gas liquids ("NGLs"), natural gas and related commodities;

  •
  our ability to compete with other companies in the oil and natural gas industry;

  •
  the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations, environmental laws and regulations relating to air emissions, waste disposal, hydraulic fracturing and access to and use of water, laws and regulations imposing conditions and restrictions on drilling and completion operations and laws and regulations with respect to derivatives and hedging activities;

  •
  developments in oil-producing and natural gas-producing countries;

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  our ability to effectively integrate acquired crude oil and natural gas properties into our operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

  •
  the extent to which our crude oil and natural gas properties operated by others are operated successfully and economically;

  •
  the use of competing energy sources and the development of alternative energy sources;

  •
  unexpected results of litigation filed against us;

  •
  the extent to which we incur uninsured losses and liabilities or losses and liabilities in excess of our insurance coverage; and

  •
  the other factors described under "Risk Factors" in this prospectus or incorporated by reference into this prospectus.

        In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and, if any of such events do, we may not have correctly anticipated the timing of their occurrence or the extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, utilizing a "shelf" registration process. Under this shelf process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings. Each time the selling stockholders offer shares of common stock, we will, if required, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

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WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares covered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.sanchezenergycorp.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

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  we are disclosing important information to you by referring you to those documents; and

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  information we file later with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC), which we filed with the SEC under the Exchange Act:

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  Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 12, 2014;

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  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 12, 2014;

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  Our Current Report on Form 8-K/A filed on December 20, 2013;

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  Our Current Reports on Form 8-K filed on June 3, 2013, February 13, 2014, February 14, 2014, March 5, 2014, March 6, 2014, May 22, 2014, May 30, 2014 and June 11, 2014; and

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  The description of our common stock contained in our Form 8-A filed December 9, 2011, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        In addition, we incorporate by reference in this prospectus any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically

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incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Sanchez Energy Corporation
Attention: Secretary
1111 Bagby Street, Suite 1800
Houston, Texas 77002
(713) 783-8000

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THE COMPANY

        Sanchez Energy Corporation (together with its consolidated subsidiaries, the "Company," "we," "our," "us" or similar terms) is an independent exploration and production company focused on the exploration, acquisition and development of unconventional oil and natural gas resources in the onshore U.S. Gulf Coast region, with a current focus on the Eagle Ford Shale in South Texas and, to a lesser extent, the Tuscaloosa Marine Shale ("TMS") in Mississippi and Louisiana. We have accumulated approximately 120,000 net leasehold acres in the oil and condensate windows of the Eagle Ford Shale and approximately, as of March 31, 2014, we had accumulated 40,000 net leasehold acres in what we believe to be the core of the TMS. We are currently focused on the horizontal development of significant resource potential from the Eagle Ford Shale, with plans to invest a majority of our 2014 drilling and completion budget in the area.

        We are continuously evaluating opportunities to increase both our acreage and our producing assets through acquisitions. Our successful acquisition of such assets will depend on both the opportunities and the financing alternatives available to us at the time we consider such opportunities.

        Our principal executive offices are located at 1111 Bagby Street, Suite 1800, Houston, Texas 77002, and our telephone number is (713) 783-8000. Our website address is www.sanchezenergycorp.com. Information on our website (except for documents incorporated by reference as described below under the heading "Where You Can Find More Information") is not incorporated by reference into, and does not constitute a part of, this prospectus.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, in evaluating an investment in our common stock. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Common Stock

Future sales of our common stock in the public market or the issuance of securities senior to our common stock, or the perception that these sales may occur, could adversely affect the trading price of our common stock and our ability to raise funds in stock offerings.

        Sales by us or our stockholders of a substantial number of shares of our common stock in the public markets, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities. We are currently authorized to issue 150,000,000 shares of common stock and 15,000,000 shares of preferred stock with such designations, rights, preferences, privileges and restrictions as determined by our board of directors. As of June 9, 2014, we had outstanding approximately 53.1 million shares of common stock, 1,886,485 shares of 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A, or the "4.875% Preferred Stock," and 3,532,330 shares of 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B, or the "6.500% Preferred Stock," which shares of preferred stock are currently convertible into up to approximately 12.6 million shares of our common stock, subject to adjustment under certain circumstances. We may also elect to pay quarterly dividends on shares of 4.875% Preferred Stock or 6.500% Preferred Stock with newly issued shares of our common stock. There are also an additional 4.2 million shares available for future issuance to our directors, officers and employees as restricted stock or stock option awards pursuant to

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our Amended and Restated 2011 Long Term Incentive Plan. The potential issuance of such additional shares of common stock may create downward pressure on the trading price of our common stock.

        We may issue common stock or other equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the conversion of convertible securities, or for other reasons. We cannot predict the effect, if any, that future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of common stock or such other equity securities for future sale or issuance, will have on the trading price of our common stock.

Our common stock ranks junior to the 4.875% Preferred Stock and 6.500% Preferred Stock with respect to dividends and amounts payable in the event of our liquidation.

        Our common stock ranks junior to the 1,886,485 outstanding shares of 4.875% Preferred Stock and 3,532,330 outstanding shares of 6.500% Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. Consequently, unless dividends have been paid or set aside for payment on all outstanding 4.875% Preferred Stock and 6.500% Preferred Stock for all past dividend periods and the then-current dividend period, no dividends may be declared or paid on our common stock. In the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of the 4.875% Preferred Stock and 6.500% Preferred Stock a liquidation preference equal to $50.00 per share plus accrued and unpaid dividends. Furthermore, our board of directors has the authority to issue up to 9,581,185 additional shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices and liquidation preferences and, which may be superior to those of the common stock, without further vote or action by the stockholders.

Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

        We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors may deem relevant. Covenants contained in our credit facility, our indenture and the certificates of designations for our preferred stock restrict our ability to pay dividends on our common stock. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Risks Relating to the Catarina Acquisition

We may not be able to consummate the Catarina acquisition.

        On May 21, 2014, we entered into the purchase and sale agreement for the acquisition of certain oil and gas properties and related assets from subsidiaries of Royal Dutch Shell plc, which we refer to as the "Catarina acquisition." The consummation of the Catarina acquisition is subject to certain closing conditions, including conditions that must be met by the sellers and which are beyond our control. In addition, under certain circumstances, we or the sellers are able to terminate the purchase and sale agreement. There can be no assurances that the Catarina acquisition will be consummated in the anticipated timeframe, on the terms described herein, or at all.

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        If the Catarina acquisition is not consummated, under certain circumstances, we may be required to forfeit our $51.1 million deposit under the purchase and sale agreement. Furthermore, our stock price could be negatively impacted if we fail to complete the Catarina acquisition.

The Catarina acquisition involves risks associated with acquisitions and integrating acquired assets, including the potential exposure to significant liabilities, and the intended benefits of the Catarina acquisition may not be realized.

        The Catarina acquisition involves risks associated with acquisitions and integrating acquired assets into existing operations, including that:

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  our senior management's attention may be diverted from the management of daily operations to the integration of the assets acquired in the Catarina acquisition;

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  we could incur significant unknown and contingent liabilities for which we have limited or no contractual remedies or insurance coverage;

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  the assets acquired in the Catarina acquisition may not perform as well as we anticipate; and

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  unexpected costs, delays and challenges may arise in integrating the assets acquired in the Catarina acquisition into our existing operations.

        Even if we successfully integrate the assets acquired in the Catarina acquisition into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected timeframe. If we fail to realize the benefits we anticipate from the Catarina acquisition, our business, results of operations and financial condition may be adversely affected.

Under the terms of the lease with respect to the Catarina assets, we will be subject to annual drilling and development requirements and failure to comply with these requirements may result in loss of our interests in the Catarina area that are not held by production.

        In order to protect our exploration and development rights in the Catarina area, following the closing of the Catarina acquisition we will be required to meet certain drilling and other requirements under the lease with respect to this area (the "Lease"). For example, we will be in the continuous development phase of the Lease that currently requires the lessee to drill 50 wells per year (measured from July to July). If we fail to meet the minimum drilling commitment, the lessor may require us to forfeit our acreage under the Lease and rights to develop land not held by production (excluding, in certain instances, associated rights such as midstream assets). In addition, the Lease will require us to go no longer than 120 days without spudding a well, and failure to do so may also require us to forfeit our acreage under the Lease and rights to develop land not held by production (excluding, in certain instances, acreage upon which associated midstream assets are located). Our drilling plans for our undeveloped leasehold acreage are subject to change based upon various factors, including factors that are beyond our control, such as drilling results, oil, natural gas and NGL prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, gathering system and pipeline transportation constraints and regulatory approvals. Because of these uncertainties, we cannot assure you that we will be able meet our obligations under the Lease following the closing of the Catarina acquisition. If the Lease expires following the closing of the Catarina acquisition, we will lose our right to develop the related properties on this acreage, which could adversely affect our business, financial condition and results of operation.

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The geographic concentration of the properties in the Catarina area of approximately 106,000 contiguous net acres under one lease will subject us to an increased risk of loss of revenue or curtailment of production from factors specifically affecting the Catarina acreage.

        The Catarina assets, comprised of approximately 106,000 contiguous net acres in Dimmit, LaSalle and Webb Counties, Texas under the Lease, represent, on a pro forma basis, approximately 51% of our proved reserves as of December 31, 2013, over 50% of our production as of March 31, 2014, and over 40% of our acreage as of March 31, 2014. Some or all of the Catarina properties could be affected should the region experience severe weather or natural disasters, moratoria on drilling or permitting delays, delays in or the inability to obtain regulatory approvals, delays or decreases in production, delays or decreases in the availability of drilling rigs and related equipment, facilities, personnel or services, delays or decreases in the availability of capacity to transport, gather or process production, and/or changes in the regulatory, political and fiscal environment. We maintain insurance coverage for only a portion of risks that may affect our business. In addition, following the closing of the Catarina acquisition, we may lose certain of our rights under the Lease under certain circumstances. "See—Under the terms of the lease with respect to the Catarina assets, we will be subject to annual drilling and development requirements and failure to comply with these requirements may result in loss of our interests in the Catarina area that are not held by production." Due to the concentrated nature of our portfolio of properties, particularly with respect to the Catarina area following the closing of the Catarina acquisition, a number of our properties could experience any of the same conditions at the same time, resulting in a relatively greater impact on our results of operations than they might have on other companies that have a more diversified portfolio of properties.

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 USE OF PROCEEDS

        This prospectus relates to the offer and sale from time to time of up to an aggregate of 6,285,638 shares of common stock for the account of the selling stockholders referred to in this prospectus. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders.

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DESCRIPTION OF CAPITAL STOCK

        The following discussion is a summary of the terms of our capital stock that are contained in our restated certificate of incorporation, including the certificates of designations for our 4.875% Preferred Stock and 6.500% Preferred Stock annexed thereto, and our amended and restated by-laws and does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our restated certificate of incorporation, certificates of designations and amended and restated by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part.

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, of which 53,125,398 shares were issued and outstanding as of June 9, 2014, and 15,000,000 shares of preferred stock, $0.01 par value per share, of which (i) 3,000,000 shares of 4.875% Preferred Stock were issued and 1,886,485 shares of 4.875% Preferred Stock were outstanding, and (ii) 4,500,000 shares of 6.500% Preferred Stock were issued and 3,532,330 shares of 6.500% Preferred Stock were outstanding as of June 9, 2014.

Common Stock

        Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock.

Preferred Stock

        Our restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 15,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

        Our board of directors has designated 3,000,000 shares of our preferred stock as 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A. Each holder of the 4.875% Preferred Stock is entitled to an annual dividend of 4.875% on the liquidation preference of $50.00 per share to be paid quarterly in cash, common stock or a combination thereof on January 1, April 1, July 1 and October 1, when and if such dividend has been declared by our board of directors. We cannot make any dividends or other distributions (except in certain specified limited circumstances) on our common stock, or purchase our common stock, unless all accumulated and unpaid dividends on our 4.875% Preferred Stock have been declared and paid (or are declared and a sufficient amount for the payment of such dividends has been set apart). Each share of 4.875% Preferred Stock has a liquidation preference of $50.00 per share plus accumulated and unpaid dividends and is convertible, at the holder's option, into shares of our common stock based on an initial conversion price of $21.51 per share of our common stock, subject to adjustment upon the occurrence of certain events. In addition, if

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a "fundamental change" (as defined in the certificate of designations for our convertible preferred stock) occurs, we may be required to increase the conversion rate for a holder that elects to convert its shares of 4.875% Preferred Stock in connection with the fundamental change based on the stock price and the effective date of the fundamental change (subject to our right to pay cash in lieu of delivering shares of our common stock upon conversion). The 4.875% Preferred Stock will not be subject to redemption by us and no "sinking fund" is provided for the 4.875% Preferred Stock.

        At any time on or after October 5, 2017, we may cause all outstanding shares of 4.875% Preferred Stock to be converted into shares of common stock if the closing price of our common stock equals or exceeds 130% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, in which case, each holder will receive, for each share of 4.875% Preferred Stock being converted, a number of shares of our common stock equal to the conversion rate, as described in the certificate of designations related to our 4.875% Preferred Stock. The holders of our 4.875% Preferred Stock have no voting rights unless dividends payable on such stock are in arrears for six or more quarterly periods (whether or not consecutive). In that event, the holders of the 4.875% Preferred Stock, voting as a single class with the shares of any other preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the 4.875% Preferred Stock has been paid in full.

        In addition, our board of directors has designated 4,500,000 shares of our preferred stock as 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B. Each holder of the 6.500% Preferred Stock is entitled to an annual dividend of 6.500% on the liquidation preference of $50.00 per share to be paid quarterly in cash, common stock or a combination thereof on January 1, April 1, July 1 and October 1, when and if such dividend has been declared by our board of directors. We cannot make any dividends or other distributions (except in certain specified limited circumstances) on our common stock, or purchase our common stock, unless all accumulated and unpaid dividends on our 6.500% Preferred Stock have been declared and paid (or are declared and a sufficient amount for the payment of such dividends has been set apart). Each share of 6.500% Preferred Stock has a liquidation preference of $50.00 per share plus accumulated and unpaid dividends and is convertible, at the holder's option, into shares of our common stock based on an initial conversion price of $21.40 per share of our common stock, subject to adjustment upon the occurrence of certain events. In addition, if a "fundamental change" (as defined in the certificate of designations for our 6.500% Preferred Stock) occurs, we may be required to increase the conversion rate for a holder that elects to convert its shares of 6.500% Preferred Stock in connection with the fundamental change based on the stock price and the effective date of the fundamental change (subject to our right to pay cash in lieu of delivering shares of our common stock upon conversion). The 6.500% Preferred Stock will not be subject to redemption by us and no "sinking fund" is provided for the 6.500% Preferred Stock.

        At any time on or after April 6, 2018, we may cause all outstanding shares of the 6.500% Preferred Stock to be converted into shares of common stock if the closing price of our common stock equals or exceeds 130% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, in which case, each holder will receive, for each share of 6.500% Preferred Stock being converted, a number of shares of our common stock equal to the conversion rate, as described in the certificate of designations related to our 6.500% Preferred Stock. The holders of our 6.500% Preferred Stock have no voting rights unless dividends payable on such stock are in arrears for six or more quarterly periods (whether or not consecutive). In that event, the holders of the 6.500% Preferred Stock, voting as a single class with the shares of any other preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board will be

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increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the 6.500% Preferred Stock has been paid in full.

Anti-Takeover Effects of Provisions of Our Restated Certificate of Incorporation, Our Amended and Restated By-laws and Delaware Law

        Some provisions of Delaware law, and our restated certificate of incorporation and our amended and restated by-laws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not opted out of the provisions of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Restated Certificate of Incorporation and Amended and Restated By-laws

        Among other things, our restated certificate of incorporation and amended and restated by-laws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated by-laws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

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  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that the affirmative vote of the holders of at least 75% in voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office at any time;

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  provide that our board of directors is divided into three classes with each class serving staggered three year terms;

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  provide that special meetings of our stockholders may only be called by our Chairman of the Board, Chief Executive Officer, President or pursuant to a resolution adopted by our board of directors;

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  provide that, subject to the terms of any series of preferred stock that is outstanding at such time, any action required or permitted to be taken by our stockholders must be effected at an

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    annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; and

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  provide that the affirmative vote of the holders of at least 75% in the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors will be required to amend, alter, or repeal certain provisions of our restated certificate of incorporation or any provision of our amended and restated by-laws. The board of directors can also unilaterally amend, alter, or repeal our amended and restated by-laws with the affirmative vote of a majority of the entire board of directors.

Indemnification Matters

        Our restated certificate of incorporation limits the liability of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. Our amended and restated by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated by-laws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers, and we intend to enter into indemnification agreements with each of our future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Provisions of Our Restated Certificate of Incorporation Governing Corporate Opportunities

        We and Sanchez Oil & Gas Corporation ("SOG"), Sanchez Energy Partners I, LP, and certain of their affiliates (but excluding us, collectively, the "Sanchez Group") are engaged in similar activities or lines of business and have an interest in the same areas of corporate opportunities. Members of the Sanchez Group will not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and to the fullest extent permitted by law, no member of the Sanchez Group nor any of their directors or officers will be liable to us or our stockholders for breach of any fiduciary duty, by reason of any such activities. Additionally, if any member of the Sanchez Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for it and us, to the fullest extent permitted by law, such member of the Sanchez Group will have no duty to communicate or offer such corporate opportunity to us and will not be liable to us or our stockholders for breach of any duty (fiduciary or otherwise) if such member of the Sanchez Group pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to its affiliates. If any director or officer of any member of the Sanchez Group who is also one of our officers or directors becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer in writing solely in his or her capacity as our director or officer), that director or officer will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to such member of the Sanchez Group or its affiliates and that director or officer will not, to the fullest extent permitted by law, be deemed to have (1) breached or acted in a manner inconsistent with or opposed to his or her fiduciary or other duties to us regarding the opportunity or (2) acted in bad faith or in a manner inconsistent with the best interests of our company or our stockholders. Pursuant to the terms of our restated certificate of incorporation, members of the Sanchez Group are not required to offer corporate opportunities to us, and our directors and officers may be permitted to offer certain corporate opportunities to members of the Sanchez Group before us.

15

 Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

        Our common stock trades on the NYSE under the symbol "SN."

16

 SELLING STOCKHOLDERS

        We are registering 6,285,638 shares of common stock covered by this prospectus on behalf of the selling stockholders named in the table below that acquired their shares directly or indirectly from distributions by Sanchez Energy Partners I, LP ("SEP I"), as described below, or from us in connection with the grant of restricted stock awards.

        The table below identifies the selling stockholders and other information regarding the beneficial ownership of the common stock by the selling stockholders. The amounts listed under "Ownership of Common Stock Prior to Offering" in the table below represent the number and percentage of shares of common stock beneficially owned by the selling stockholders as of June 9, 2014. Because the selling stockholders may resell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholders. The percentages of shares owned are based on 53,125,398 shares of our common stock outstanding as of June 9, 2014. If a selling stockholder has the right to acquire beneficial ownership of shares within 60 days, such shares are deemed beneficially owned by such selling stockholder and are deemed to be outstanding solely for the purpose of determining the percentage of common stock of such selling stockholder, but such shares are not included in the computations for any other selling stockholder.

        We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time. The selling stockholders include the persons and entities identified in the following schedule and the pledgees, donees (including charitable organizations), distributees, transferees, affiliates or other successors-in-interest.

	Ownership of Common Stock Prior to Offering			Ownership of Common Stock After Offering
			Number of Shares Being Offered
	Number	Percentage		Number	Percentage
Selling Stockholder
San Juan Oil & Gas No. 2, Ltd.(1)	707,333	1.33%	707,333	0	0%
Sanexco, Ltd.(2)	707,333	1.33%	707,333	0	0%
SEP Management I, LLC(3)	113,366	*	113,366	0	0%
Sanchez Oil & Gas Corporation(3)(4)	1,141,106	2.15%	1,141,106	0	0%
AEP Ltd. Partnership(5)	474,800	*	474,800	0	0%
Alicia M. Sanchez Charitable Lead Annuity Trust(6)	26,213	*	26,213	0	0%
A.R. Sanchez, Jr.(1)(2)(3)(4)(5)(6)(7)(8)	5,631,838	10.6%	5,631,838	0	0%
1988 Trust No. 11(8)	371,836	*	371,836	0	0%
1988 Trust No. 12(8)	371,836	*	371,836	0	0%
1988 Trust No. 13(8)	175,036	*	175,036	0	0%
1988 Trust No. 14(8)	371,836	*	371,836	0	0%
TAEP Security Trust(9)	50,000	*	50,000	0	0%
Antonio R. Sanchez, III(3)(4)(8)(9)(10)	2,083,308	3.92%	2,083,308	0	0%
Eduardo Sanchez(8)	371,836	*	371,836	0	0%

*
Less than one percent

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(1)
San Juan Oil & Gas No. 2, Ltd. ("San Juan") is controlled by its general partner, Sanchez Management Corporation, a Texas corporation ("SMC"), which is managed by A. R. Sanchez, Jr., our Executive Chairman of the Board of Directors. Each of SMC and A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of our common stock held by San Juan. Each of A. R. Sanchez, Jr. and SMC disclaims beneficial ownership of the shares or our common stock held by San Juan except to the extent of such person's pecuniary interests therein.

(2)
Sanexco, Ltd. ("Sanexco") is controlled by its general partner, SMC, which is managed by A. R. Sanchez, Jr. Each of SMC and A. R. Sanchez, Jr. may be deemed to share voting and dispositive power over the shares of our common stock held by Sanexco. Each of A. R. Sanchez, Jr. and SMC disclaims beneficial ownership of the shares or our common stock held by Sanexco except to the extent of such person's pecuniary interests therein.

(3)
Each of SOG, A. R. Sanchez, Jr. and Antonio R. Sanchez, III, our President and Chief Executive Officer and one of our directors, may be deemed to share voting and dispositive power over the shares of our common stock held by SEP Management. Each of SOG, Antonio R. Sanchez, III and A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of our common stock held by SEP Management except to the extent of such person's pecuniary interests therein.

(4)
Each of A. R. Sanchez, Jr. and Antonio R. Sanchez, III may be deemed to share voting and dispositive power over the shares of our common stock held by SOG. A. R. Sanchez, Jr. is the founder and Chairman of the Board of Directors of SOG. Each of Antonio R. Sanchez, III and A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of our common stock held by SOG except to the extent of such person's pecuniary interests therein. 841,106 of SOG's shares are held in a margin account with Morgan Stanley, and, an additional, 300,000 shares are pledged as collateral security for loans at Goldman Sachs Group, Inc.

(5)
A. R. Sanchez, Jr. is the general partner of AEP Ltd. Partnership, a Texas limited partnership ("AEP"), and may be deemed to share voting and dispositive power over the shares of our common stock held by AEP. A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of our common stock held by AEP, except to the extent of his pecuniary interests therein.

(6)
A. R. Sanchez, Jr. is the sole trustee of the Alicia M. Sanchez Charitable Lead Annuity Trust ("CLAT"). A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of our common stock held by CLAT, except to the extent of his pecuniary interests therein.

(7)
Includes 1,171,143 shares of our common stock held directly, 500,000 shares of which are restricted common stock and 585,643 shares of which are pledged as collateral security for loans at Morgan Stanley.

(8)
The 1988 Trust No. 11, the 1988 Trust No. 12, the 1988 Trust No. 13 and the 1988 Trust No. 14 (collectively, the "Trusts") each hold 371,836 shares of our common stock, except for 1988 Trust No. 13, which owns 175,036 shares of common stock. A. R. Sanchez, Jr., as the co-trustee of each of the Trusts, may be deemed to share voting and dispositive power over the shares of our common stock held by each of the Trusts. Antonio R. Sanchez, III, as co-trustee and beneficiary of 1988 Trust No. 11, may be deemed to share voting and dispositive power over the shares of our common stock held by 1988 Trust No. 11. Eduardo Sanchez, as co-trustee and beneficiary of 1988 Trust No. 13, may be deemed to share voting and dispositive power over the shares of our common stock held by 1988 Trust No. 13. A. R. Sanchez, Jr. disclaims beneficial ownership of the shares of our common stock held by each of the Trusts, except to the extent of his pecuniary interests therein. Antonio R. Sanchez, III disclaims beneficial ownership of the shares of our common stock held by 1988 Trust No. 11, except to the extent of his pecuniary interests therein. Eduardo Sanchez disclaims beneficial ownership of the shares of our common stock held by 1988 Trust No. 13, except to the extent of his pecuniary interests therein.

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(9)
Antonio R. Sanchez, III, as co-trustee and beneficiary of TAEP Security Trust ("TAEP"), may be deemed to share voting and dispositive power over the 50,000 shares of our common stock held by TAEP. Antonio R. Sanchez, III disclaims beneficial ownership of the shares of our common stock held by TAEP, except to the extent of his pecuniary interests therein.

(10)
Includes 407,000 shares of our common stock held directly, 350,000 shares of which are restricted common stock.

        Mr. Sanchez, Jr., our Executive Chairman of the Board, is a director and greater than 10% shareholder of International Bancshares Corporation, the parent of IBC, which provides insurance brokerage services on a commission basis to the Company and its affiliates.

        Concurrently with the closing of our initial public offering in December 2011, we entered into a services agreement with SOG pursuant to which specified employees of SOG, including our executive officers, provide certain services to us with respect to our business under the direction, supervision and control of SOG. We reimburse SOG for the provision of services to us, including those provided by our executive officers, at a price equal to SOG's cost of providing such services, including all direct costs and indirect administrative and overhead costs (including the allocable portion of salary, bonus, incentive compensation and other amounts paid to persons that provide the services on SOG's behalf) allocated in accordance with SOG's regular and consistent accounting practices, including for any such costs arising from amounts paid directly by other members of certain affiliated persons on SOG's behalf or borrowed by SOG from certain affiliated persons, in each case in connection with the performance by SOG of services on our behalf. We also reimburse SOG for sales, use or other taxes, or other fees or assessments imposed by law in connection with the provision of services to us (other than income, franchise or margin taxes measured by SOG's net income or margin and other than any gross receipts or other privilege taxes imposed on SOG) and for any costs and expenses arising from or related to the engagement or retention of third party service providers.

        In connection with the services agreement, we entered into a licensing agreement with SOG pursuant to which it granted to us a license to the unrestricted proprietary seismic, geological and geophysical information related to our properties owned by SOG, and all such information related to our properties not otherwise licensed to us is to be interpreted and used by SOG for our benefit under the licensing agreement. In addition, also in connection with the services agreement, SOG entered into a contract operating agreement under which it agreed to develop, manage and operate our properties or engage a responsible unaffiliated industry operator and joint owner for such development, management and operation. No costs, fees or other expenses are payable by us under these agreements to the extent that they are included in the fee payable to SOG under the services agreement. The licensing agreement and contract operating agreement terminate concurrently with the termination or expiration of the services agreement.

        Under the services agreement, we are entitled to indemnification for certain liabilities, and are required to indemnify SOG and its affiliates for certain liabilities. SOG is required to indemnify us for third party infringement or misappropriation claims relating to the services performed by SOG or the data or other information provided to us or used by SOG in connection with the services, the licensing agreement or our operations based on the services provided by SOG. We, on the other hand, are otherwise required to indemnify SOG and its affiliates from liabilities relating to the services or products provided to us by SOG or our agreements with SOG, to the extent not directly caused by the gross negligence or willful misconduct of SOG or its affiliates. The initial term of the services agreement is five years. The term automatically extends for additional 12-month periods unless either party provides 180 days written notice otherwise prior to the expiration of the applicable 12-month period. Either party may terminate the agreement at any time upon 180 days written notice.

        The shares of our common stock offered by the selling stockholders are being registered in accordance with registration rights granted by us to the selling stockholders. In connection with a

19

contribution, conveyance and assumption agreement with SEP I, pursuant to which SEP I contributed 100% of its limited liability company interests in SEP Holdings III, LLC to us in exchange for a cash payment of $50 million and the issuance by us of 22,090,909 shares of our common stock, and the closing of our initial public offering, we entered into a registration rights agreement with SEP I. Following the distributions in June 2012 and September 2012 of substantially all of our common stock that it held, SEP I assigned the rights under the registration rights agreement related to the shares that it distributed, to the extent that the shares constituted "Registrable Securities" (as defined in the registration rights agreement), which rights have been subsequently assigned to other transferee selling stockholders included in this prospectus. Under the registration rights agreement, persons holding Registrable Securities have certain demand, piggyback and Form S-3 registration rights relating to the resale of Registrable Securities pursuant to which we are required to use our best efforts to effect the registration of such Registrable Securities on the applicable form or to include such Registrable Securities in such registration or offering on the same terms and conditions as such other securities being registered, as applicable. These registration rights are subject to conditions and limitations, including the total number of demand registrations that we are required to effect, the right of the managing underwriter or underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances. We are to pay all expenses relating to any demand, piggyback or Form S-3 registration, except for any underwriter or brokers' discounts or commissions. We also agreed to indemnify the holders of Registrable Securities with respect to certain liabilities under the securities laws in connection with registrations pursuant to the registration rights agreement.

        In connection with the appointment of our executive officers and directors, we entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to, among other things, indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of our directors or executive officers or in their capacity at other specified entities at which they serve at our request and to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under the Delaware General Corporation Law and are in addition to any other rights these individuals may have under our organizational documents or applicable law.

        In August 2013, we acquired approximately 40,000 net undeveloped acres in what we believe to be the core of the TMS for cash and shares of our common stock plus an initial 3 gross (1.5 net) well drilling carry. In connection with the TMS transactions, we established an Area of Mutual Interest ("AMI") in the TMS with SR Acquisition I, LLC ("SR"), a subsidiary of our affiliate Sanchez Resources, LLC ("Sanchez Resources"). Sanchez Resources is indirectly owned, in part, by our President and Chief Executive Officer and the Executive Chairman of our Board, who each also serve on our Board. Additionally, Eduardo Sanchez, Patricio Sanchez and Ana Lee Sanchez Jacobs, each an immediate family member of our President and Chief Executive Officer and the Executive Chairman of our Board, collectively, either directly or indirectly, own a majority of the equity interests of Sanchez Resources. Sanchez Resources is managed by Eduardo Sanchez, who is the brother of our President and Chief Executive Officer and the son of our Executive Chairman of the Board.

        As part of the transaction, we acquired all of the working interests in the AMI owned at closing from three sellers (two third parties and one related party of the Company, SR) resulting in our owning an undivided 50% working interest across the AMI through the TMS. The AMI holds rights to approximately 115,000 gross acres and 80,000 net acres.

        Total consideration for the TMS transactions consisted of approximately $70 million in cash and the issuance of 342,760 common shares of the Company, valued at approximately $7.5 million. The cash consideration provided to SR was $14.4 million. The acquisitions were accounted for as the purchase of assets at cost on the acquisition date.

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        We have also committed, as a part of the total consideration, to carry SR for its 50% working interest in an initial 3 gross (1.5 net) TMS wells to be drilled within the AMI. In the event that we do not fulfill our obligations in a timely manner with regard to the initial TMS well commitment, we must re-assign the working interests acquired from SR. At the point that the minimum commitment is met, we will have fully paid for and earned all of our rights to the TMS acreage. If we desire, at our sole discretion, to continue drilling within the AMI after fulfilling the minimum well commitment, we would be required to carry SR in an additional 3 gross (1.5 net) TMS wells.

        In addition to the foregoing, A. R. Sanchez, Jr. or Antonio R. Sanchez, III are, or may in the future be, direct or indirect equity holders or beneficiaries or officers, directors or managers of, SOG and its affiliates, including one or more of the other selling stockholders named herein (to the extent not otherwise specifically disclosed above).

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PLAN OF DISTRIBUTION

        We are registering the common stock covered by this prospectus to permit selling stockholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. We will pay substantially all of the expenses incident to this offering of the shares by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

        The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

  •
  on any national securities exchange or over-the-counter market on which the shares of common stock may be listed or quoted at the time of sale;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  in transactions otherwise than on such exchanges or in the over-the-counter market;

  •
  through a combination of any such methods; or

  •
  through any other method permitted under applicable law.

        In addition, the selling stockholders may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made pursuant to this prospectus. For example, the selling stockholders may:

  •
  enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

  •
  sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

  •
  write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

  •
  enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

  •
  lend or pledge the shares to a broker, dealer or other financial institution, which may sell the shares under this prospectus.

        In effecting sales, brokers-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. If the selling stockholders effect such transactions by selling the common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents

22

may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an "underwriter" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

        There can be no assurance that any selling stockholders will sell any or all of the common stock under this prospectus. Further, we cannot assure you that any selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

        Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

        Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

23

 EXPERTS

        The consolidated financial statements incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The statements of revenues and direct operating expenses for the assets expected to be acquired in the Catarina acquisition for each of the years in the three-year period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        The statement of revenues and direct operating expenses for the assets acquired by SN Cotulla from Rock Oil Company, LLC for the year ended December 31, 2012, incorporated by reference into this prospectus has been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The statement of revenues and direct operating expenses for the assets acquired by SN Cotulla from Hess Corporation for each of the years in the two-year period ended December 31, 2012, incorporated by reference into this prospectus has been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein.

        The information incorporated by reference in this prospectus regarding estimated quantities of proved, probable and possible reserves, the future net income from those reserves and their present value as of December 31, 2013 is based on a reserve report prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

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5,000,000 Shares

Sanchez Energy Corporation
Common Stock

PROSPECTUS SUPPLEMENT

June 12, 2014

Joint Book-Running Managers

JOHNSON RICE & COMPANY L.L.C.	RBC CAPITAL MARKETS	CREDIT SUISSE

Senior Co-Managers

CAPITAL ONE SECURITIES	SUNTRUST ROBINSON HUMPHREY

Co-Managers

CANACCORD GENUITY
GLOBAL HUNTER SECURITIES
IBERIA CAPITAL PARTNERS L.L.C.
MACQUARIE CAPITAL
NORTHLAND CAPITAL MARKETS
SIMMONS & COMPANY INTERNATIONAL
STIFEL